                                                                 EXHIBIT 10.36


                                 LOAN AGREEMENT


                          Dated as of November 26, 1997


                                     Between

                RAMCO PROPERTIES ASSOCIATES LIMITED PARTNERSHIP,

                                   as Borrower


                                       and

                          SECORE FINANCIAL CORPORATION

                                    as Lender

                              TABLE OF CONTENTS

                                                                                                                   Page
I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION
         Section 1.1    Definitions..................................................................................1
         Section 1.2    Principles of Construction..................................................................15

II.  THE LOAN
         Section 2.1    The Loan....................................................................................15
                 2.1.1  Agreement to Lend and Borrow................................................................15
                 2.1.2  Single Disbursement to Borrower.............................................................15
                 2.1.3  The Note....................................................................................15
                 2.1.4  Use of Proceeds.............................................................................15
                 2.1.5  Loan Application Fee and Loan Origination Fee...............................................15
         Section 2.2    Interest Rate...............................................................................16
                 2.2.1  Initial Interest Rate.......................................................................16
                 2.2.2  Adjusted Interest Rate......................................................................16
                 2.2.3  Default Rate................................................................................16
                 2.2.4  Interest Calculation........................................................................16
                 2.2.5  Usury Savings...............................................................................16
         Section 2.3    Loan Payments...............................................................................17
                 2.3.1  Payment Before Anticipated Repayment Date...................................................17
                 2.3.2  Payments After Anticipated Repayment Date...................................................17
                 2.3.3  Payment on Maturity Date....................................................................17
                 2.3.4  Late Payment Charge.........................................................................17
                 2.3.5  Method and Place of Payment.................................................................17
         Section 2.4    Prepayments.................................................................................18
                 2.4.1  Voluntary Prepayments.......................................................................18
                 2.4.2  Mandatory Prepayments.......................................................................18
                 2.4.3  Prepayments After Default...................................................................18
         Section 2.5    Defeasance..................................................................................18
                 2.5.1  Total Defeasance............................................................................18
                 2.5.2  Partial Defeasance..........................................................................20
                 2.5.3  Defeasance Collateral Account...............................................................22
                 2.5.4  Successor Borrower..........................................................................23
         Section 2.6    Property Substitutions......................................................................23

III.  REPRESENTATIONS AND WARRANTIES................................................................................30
         Section 3.1    Borrower Representations....................................................................30
                 3.1.1  Organization................................................................................30
                 3.1.2  Proceedings.................................................................................31
                 3.1.3  No Conflicts................................................................................31
                 3.1.4  Litigation..................................................................................31
                 3.1.5  Agreements..................................................................................31
                 3.1.6  Title.......................................................................................32

                                                      -i-
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


                   3.1.7   No Bankruptcy Filing..................................................................32
                   3.1.8   Full and Accurate Disclosure..........................................................32
                   3.1.9   No Plan Assets........................................................................32
                   3.1.10  Compliance............................................................................33
                   3.1.11  Financial Information.................................................................33
                   3.1.12  Condemnation..........................................................................33
                   3.1.13  Federal Reserve Regulations...........................................................33
                   3.1.14  Utilities and Public Access...........................................................34
                   3.1.15  Not a Foreign Person..................................................................34
                   3.1.16  Separate Lots.........................................................................34
                   3.1.17  Assessments...........................................................................34
                   3.1.18  Enforceability........................................................................34
                   3.1.19  No Prior Assignment...................................................................34
                   3.1.20  Insurance.............................................................................34
                   3.1.21  Use of Properties.....................................................................35
                   3.1.22  Certificate of Occupancy Licenses.....................................................35
                   3.1.23  Flood Zone............................................................................35
                   3.1.24  Physical Condition....................................................................35
                   3.1.25  Boundaries............................................................................35
                   3.1.26  Leases................................................................................35
                   3.1.27  Survey................................................................................36
                   3.1.28  Loan to Value.........................................................................36
                   3.1.29  Filing and Recording Taxes............................................................36
                   3.1.30  Single Purpose........................................................................37
                   3.1.31  No Change in Facts or Circumstances; Disclosure.......................................39
                   3.1.32  Illegal Activity......................................................................40
           Section 3.2     Survival of Representations...........................................................40

IV.  BORROWER COVENANTS..........................................................................................40
           Section 4.1    Borrower Affirmative Covenants.........................................................40
                   4.1.1  Existence; Compliance with Legal Requirements; Insurance...............................40
                   4.1.2  Taxes and Other Charges................................................................41
                   4.1.3  Litigation.............................................................................41
                   4.1.4  Access to Premises.....................................................................42
                   4.1.5  Notice of Default......................................................................42
                   4.1.6  Cooperate in Legal Proceedings.........................................................42
                   4.1.7  Perform Loan Documents.................................................................42
                   4.1.8  Insurance Benefits.....................................................................42
                   4.1.9  Further Assurances; Supplemental Mortgage Affidavits...................................42
                   4.1.10  Financial Reporting...................................................................43
                   4.1.11  Business and Operations...............................................................46
                   4.1.12  Title to the Properties...............................................................46
                   4.1.13  Costs of Enforcement..................................................................46
                   4.1.14  Estoppel Statement....................................................................46
                   4.1.15  Loan Proceeds.........................................................................47

                                                      -ii-

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

                   4.1.16  Performance by Borrower...............................................................47
                   4.1.17  Confirmation of Representations.......................................................47
                   4.1.18  No Joint Assessment...................................................................47
                   4.1.19  Leasing Matters.......................................................................47
                   4.1.20  Alterations...........................................................................48
                   4.1.21  Subordination Agreements and Other Post-Closing Obligations...........................49
           Section 4.2  Borrower Negative Covenants..............................................................50
                   4.2.1  Operation of Properties................................................................50
                   4.2.2  Liens..................................................................................50
                   4.2.3  Dissolution............................................................................50
                   4.2.4  Change in Business.....................................................................51
                   4.2.5  Debt Cancellation......................................................................51
                   4.2.6  Affiliate Transactions.................................................................51
                   4.2.7  Zoning.................................................................................51
                   4.2.8  Assets.................................................................................51
                   4.2.9  Debt...................................................................................51
                   4.2.10  No Joint Assessment...................................................................51
                   4.2.11  Principal Place of Business...........................................................52
                   4.2.12  ERISA.................................................................................52
                   4.2.13  Transfers, Indebtedness and Subordinate Liens.........................................52

V.  INSURANCE, CASUALTY AND CONDEMNATION.........................................................................57
           Section 5.1  Insurance................................................................................57
                   5.1.1  Insurance Policies.....................................................................57
                   5.1.2  Insurance Company......................................................................61
           Section 5.2  Casualty and Condemnation................................................................61
                   5.2.1  Casualty...............................................................................61
                   5.2.2  Condemnation...........................................................................61
           Section 5.3  Restoration..............................................................................62
                   5.3.1  Minor Casualty or Condemnation.........................................................62
                   5.3.2  Major Casualty or Condemnation.........................................................62

VI.  RESERVE FUNDS...............................................................................................65
           Section 6.1  Required Repairs; Required Repair Funds..................................................65
                   6.1.1  Required Repairs; Deposits.............................................................65
                   6.1.2  Release of Required Repair Funds.......................................................65
                   6.1.3  Failure to Perform Required Repairs; Application of Required
                             Repair Funds........................................................................66
           Section 6.2  Tax Funds................................................................................67
                   6.2.1  Tax Funds..............................................................................67
                   6.2.2  Release of Tax Funds...................................................................67
                   6.2.3  Application of Tax Funds...............................................................67
           Section 6.3  Insurance Premium Funds..................................................................67
                   6.3.1  Insurance Premium Funds................................................................67
                   6.3.2  Release of Insurance Premium Funds.....................................................68
                   6.3.3  Application of Insurance Premium Funds.................................................68

                                                      -iii-

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


           Section 6.4   Capital Expenditures Funds..............................................................68
                   6.4.1 Capital Expenditures....................................................................68
                   6.4.2 Release of Capital Expenditure Funds....................................................69
                   6.4.3 Application of Capital Expenditure Funds................................................70
           Section 6.5   Intentionally Deleted...................................................................71
           Section 6.6   Security Interest in Funds..............................................................71
                   6.6.1 Grant of Security Interest..............................................................71
                   6.6.2 Income Taxes............................................................................71
                   6.6.3 Prohibition Against Further Encumbrance.................................................71
           Section 6.7   Cash Management.........................................................................71
                   6.7.1 Lockbox Account.........................................................................71
                   6.7.2 Deposits into Lockbox Account...........................................................71
           Section 6.8   Servicer................................................................................72

VII.  DEFAULTS...................................................................................................72
           Section 7.1   Event of Default........................................................................72
                   7.2   Remedies .. ............................................................................74
                   7.3   Remedies Cumulative.....................................................................75

VIII.  SALE AND SECURITIZATION OF MORTGAGES......................................................................76
           Section 8.1   Sale of Mortgages and Securitization....................................................76
                   8.2   Securitization Indemnification..........................................................77
                   8.3   Rating Surveillance.....................................................................80

IX.  MISCELLANEOUS...............................................................................................80
           Section 9.1   Survival................................................................................80
                   9.2   Lender's Discretion.....................................................................80
                   9.3   Governing Law  .........................................................................80
                   9.4   Modification, Waiver in Writing.........................................................82
                   9.5   Delay Not a Waiver......................................................................82
                   9.6   Notices    .............................................................................82
                   9.7   Trial by Jury  .........................................................................83
                   9.8   Headings   .............................................................................84
                   9.9   Severability ...........................................................................80
                  9.10   Preferences  ...........................................................................84
                  9.11   Waiver of Notice........................................................................84
                  9.12   Remedies of Borrower....................................................................84
                  9.13   Expenses; Indemnity.....................................................................85
                  9.14   Schedules Incorporated..................................................................86
                  9.15   Offsets, Counterclaims and Defenses.....................................................86
                  9.16   No Joint Venture or Partnership; No Third Party Beneficiaries...........................86
                  9.17   Publicity  .............................................................................87
                  9.18   Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.................87
                  9.19   Waiver of Counterclaim..................................................................88
                  9.20   Conflict; Construction of Documents; Reliance...........................................88
                  9.21   Brokers and Financial Advisors..........................................................88

                                                      -iv-


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


         9.22  Management of the Property; Termination of Manager................................................89
         9.23  Exculpation   ....................................................................................91
         9.24  Prior Agreements..................................................................................92

SCHEDULES

Schedule I        -   Allocated Loan Amounts
Schedule II       -   Required Repairs
Schedule III      -   Rent Roll
Schedule IV       -   Post-Closing SNDA Tenants
Schedule V        -   Letter of Instruction
Schedule VI       -   CPA Certificate
Schedule VII      -   Form of Financial Statement
Schedule VIII     -   Form of Subordination, Non-Disturbance and Attornment
                      Agreement
Schedule IX       -   Trade Payable Limits
Schedule X        -   West Allis Environmental Matter

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of November 26, 1997 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between SECORE FINANCIAL CORPORATION, having an address at 3 Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814 ("LENDER") and RAMCO PROPERTIES ASSOCIATES LIMITED PARTNERSHIP, having an address at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48304 ("BORROWER").

                  All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                              W I T N E S S E T H :

                  WHEREAS, Borrower desires to obtain the Loan from Lender;

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

                  NOW, THEREFORE, in consideration of the agreements and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:


                  I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1  DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ACCOUNTS" shall mean collectively the Lockbox Accounts, the Cash Management Account, the Required Repair Account, the Tax Account, the Insurance Premium Account, the Debt Service Account and the Capital Expenditures Account.

                  "ACCRUED  INTEREST" shall have the meaning set forth in
Section  2.3.2 hereof.

                  "ADJUSTED INTEREST RATE" shall mean a rate per annum equal to the greater of (i) the Initial Interest Rate plus two percentage points (2.0%) or (ii) the Treasury Rate plus two percentage points (2.0%).

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "AGENT" shall mean NBD Bank, a Michigan banking corporation, its permitted successors and assigns.

                  "ALLOCATED LOAN AMOUNT" shall mean the portion of the Loan allocated to each Individual Property as set forth on Schedule I hereto.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for all the Properties prepared by Borrower for the applicable Fiscal Year or other period.

                  "ANTICIPATED REPAYMENT DATE" shall mean December 1, 2007.

                  "APPLICABLE INTEREST RATE" shall mean (i) prior to the Anticipated Repayment Date, the Initial Interest Rate and (ii) on and after the Anticipated Repayment Date, the Adjusted Interest Rate.

                  "APPROVED ANNUAL BUDGET" shall have the meaning set forth in
Section 4.1.10(d).

                  "ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Agreement dated the date hereof between Manager and Lender.

                  "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of an Individual Property.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                  "BASIC CARRYING COSTS" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) real property taxes with respect to such Individual Property and (ii) insurance premiums with respect to such Individual Property.

                  "BORROWER" shall mean Ramco Properties Associates Limited Partnership, a Michigan limited partnership, together with its permitted successors and permitted assigns.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which national banks in New York, New York are not open for business.

                  "CAPITAL EXPENDITURE FUNDS" shall have the meaning set forth in Section 6.4.1.

                  "CAPITAL EXPENDITURES" for any period shall mean amounts expended for replacements and alterations to the Properties and required to be capitalized according to GAAP. Amounts paid for items set forth on the Capital Expenditures Budget meeting the foregoing definition of Capital Expenditures shall be deemed Capital Expenditures.

                  "CAPITAL EXPENDITURES ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "CAPITAL EXPENDITURES BUDGET" shall mean the budget annexed hereto as Schedule III, as amended from time to time in accordance with Section 6.4.1.

                  "CAPITAL EXPENDITURES WORK" shall mean any labor performed or materials installed in connection with any item of work described on the Capital Expenditures Budget which is a Capital Expenditure.

                  "CASH" shall mean coin or currency of the government of the United States of America.

                  "CASH AND CASH EQUIVALENTS" shall mean any or a combination of the following:
(i) Cash, and (ii) U.S. Obligations.

                  "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in
Section 6.7.2.

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement among Lender, Borrower and Agent relating to funds deposited in the Lockbox Account.

                  "CASUALTY" shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to any of the Individual Properties or any part thereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 5.3.2(c).

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
 Section 5.3.2(d)

                  "CLOSING DATE" shall mean the later to occur of (i) the date hereof or (ii) the date of funding the Loan.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Premises, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Premises or any part thereof.

                  "DEBT" shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages, the Environmental Indemnities or any other Loan Document.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

                  "DEBT SERVICE ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (a) Net Operating Income for the immediately preceding 12 calendar month period adjusted downward (or downward or upward, as the case may be, with respect to straightlining of rents only) for (i) a management fee of 4% of Gross Income,
(ii) any non-recurring revenues, and (iii) straightlining of rents to (b) the product of the greater of (i) 9.66% or (ii) the Initial Interest Rate and the original principal amount of the Loan.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%) above the Applicable Interest Rate.

                  "DEFEASANCE COLLATERAL ACCOUNT" shall have the meaning set forth in Section 2.5.1(iii).

                  "DEFEASANCE DATE" shall have the meaning set forth in Section 2.5.1(i).

                  "DEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(iv) hereof.

                  "DISCLOSURE DOCUMENT" shall have the meaning set forth in
Section 8.2(a).

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch Investors Service, L.P. in the case of accounts in which funds are held for 30 days, or less (or, in the case of accounts in which funds are held for more than 30 days, or Letters of Credit, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aa2" by Moody's). NBD Bank, a Michigan banking corporation, shall be deemed an Eligible Institution so long as its long term unsecured debt obligations are at all times rated at least A or better by Standard & Poor's Ratings Group and A2 by Moody's Investors Service, Inc.

                  "ENVIRONMENTAL INDEMNITY" shall mean, with respect to each Individual Property, that certain Environmental Indemnification Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

                  "EQUIPMENT" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

                  "ERISA" shall have the meaning set forth in Section 4.2.12.

                  "EVENT OF DEFAULT" shall have the meaning set forth in
Section 7.1.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 8.2(a).

                  "EXTRAORDINARY EXPENSE" shall have the meaning set forth in Section 4.1.10(d).

                  "FISCAL YEAR" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles apply to partnerships and are applicable to the facts and circumstances on the date of determination.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS INCOME" shall mean all revenue, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Government Authority, refunds and uncollectible accounts, proceeds of casualty insurance and Awards (other than business interruption or other loss of income insurance), and any disbursements to the Borrower of Required Repair Funds, Tax Funds, Insurance Premium Funds, Capital Expenditure Funds or any other fund established by the Loan Documents.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

                  "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "INDEPENDENT DIRECTOR" shall have the meaning set forth in
Section 3.1.30(p).

                  "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of such Mortgages.

                  "INITIAL INTEREST RATE" shall mean a rate per annum equal to six and eighty-three hundredths percent (6.83%).

                  "INSOLVENCY OPINION" shall have the meaning set forth in
Section 3.1.30(r).

                  "INSURANCE PREMIUM FUND" shall have the meaning set forth in
Section 6.3.1.

                  "INSURANCE PREMIUM ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "INSURANCE PREMIUM FUNDS" shall have the meaning set forth in
Section 6.3.1.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 5.1.1.

                  "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

                  "LENDER" shall mean Secore Financial Corporation, together with its successors and assigns, including, without limitation, Morgan Stanley Mortgage Capital Inc.

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, or if there are no domestic U.S. agencies or branches of a foreign Eligible Institution then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless Borrower shall deliver a replacement Letter of Credit within thirty (30) days after Lender delivers written notice to Borrower that such bank shall have ceased to be an Eligible Institution.

                  "LIABILITIES" shall have the meaning set forth in Section
8.2 (b).

                  "LICENSES" shall have the meaning set forth in Section 3.1.22.

                  "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the loan made by Lender to Borrower pursuant to this

Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Assignments and Subordinations of Management Agreement, the Environmental Indemnities, the Cash Management Agreement and any other document pertaining to the Individual Properties as well as all other documents executed and/or delivered in connection with the Loan.

                  "LOCKBOX ACCOUNTS" shall have the meaning set forth in
Section 6.7.1.

                  "MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property.

                  "MANAGER" shall mean Ramco-Gershenson, Inc., a Michigan corporation.

                  "MANAGER TERMINATION RATIO" shall have the meaning set forth in Section 9.22.

                  "MATURITY DATE" shall mean December 1, 2027, or such other date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MONTHLY CAPITAL EXPENDITURES DEPOSIT" shall have the meaning set forth in Section 6.4.1.

                  "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean a constant monthly payment of $326,962.39.

                  "MONTHLY INSURANCE PREMIUM DEPOSIT" shall have the meaning set forth in Section 6.3.1.

                  "MONTHLY PAYMENT DATE" shall mean the first day of every calendar month occurring during the term of the Loan.

                  "MONTHLY TAX DEPOSIT" shall have the meaning set forth in
Section 6.2.1.

                  "MORGAN STANLEY " shall have the meaning set forth in
Section 8.2(b).

                  "MORGAN STANLEY GROUP" shall have the meaning set forth in
Section 8.2(b).

                  "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income for such period.

                  "NET CASH FLOW SCHEDULE" shall have the meaning set forth in
Section 4.1.10(b).

                  "NET OPERATING INCOME" means the amount obtained by subtracting Operating Expenses from Gross Income.

                  "NET PROCEEDS" shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to an Individual Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or
(ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 5.3.2(f).

                  "NOTE" shall have the meaning set forth in Section 2.1.3.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the managing member of the general partner of Borrower.

                  "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, relating to the operation, maintenance and management of the Properties, including without limitation, utilities, repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, and equipment lease payments, but excluding depreciation, Debt Service, Extraordinary Expenses, and Capital Expenditures.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

                  "PARTIAL DEFEASANCE DATE" shall have the meaning set forth in
Section 2.5.2(a)(i).

                  "PARTIAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, all Monthly Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Anticipated Repayment Date, and (ii) in amounts equal to or greater than 125% of the Scheduled Defeasance Payments.

                  "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

                  "PERMITTED INVESTMENTS" shall have the meaning specified in the Cash Management Agreement.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PHYSICAL CONDITIONS REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (i) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (ii) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

                  "POLICIES" shall have the meaning specified in Section 5.1.1.

                  "PREMISES" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

                  "PRO-RATA ALLOCATED LOAN AMOUNT" shall mean for an Individual Property the product of (a) the quotient obtained by dividing the Allocated Loan Amount for such Individual Property as adjusted in accordance with the provisions of Section 2.4.2, by the sum of the original Allocated Loan Amount for all Properties as adjusted in accordance with the provisions of Section
2.4.2 and (b) the outstanding principal balance of the Loan.

                  "PRO-RATA SUBSTITUTE ALLOCATED LOAN AMOUNT" shall mean for a Substitute Property the product of (a) the quotient obtained by dividing the Substitute Allocated Loan Amount for such Individual Property as adjusted in accordance with the provisions of Section 2.4.2 by the sum of the original Allocated Loan Amount for all Properties, as adjusted in accordance with the provisions of Section 2.4.2, and (b) the outstanding principal balance of the Loan.

                  "PROPERTIES" shall mean, collectively, all of the Individual Properties which are

                 "PROVIDED INFORMATION" shall have the meaning set forth in
Section 8.1(b).

                 "QUALIFYING MANAGER" shall mean any property manager acceptable to Lender.

                 "RATING AGENCIES" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Lender.

                 "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 8.2(b).

                 "RELEASE DATE" shall mean the date that is the earlier of
(a) three years from the Closing Date or (b) two years from the date of a Securitization of the Loan.

                 "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                 "RENTABLE SPACE PERCENTAGE" shall have the meaning set forth in Section 5.3.2(iii).

                 "RENTS" shall mean, with respect to each Individual
Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property.

                 "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                 "REQUIRED REPAIR FUNDS" shall have the meaning set forth in
Section 6.1.1.

                 "REQUIRED REPAIRS" shall have the meaning set forth in Section 6.1.1.

                 "RESTORATION" shall have the meaning set forth in
Section 5.2.1.

                 "SCHEDULED DEFEASANCE PAYMENTS" shall mean scheduled payments of interest and principal under the Note or Defeased Note, as applicable (including, in the case of a total defeasance, the outstanding principal balance on the Note as of the Anticipated Repayment Date and, in the case of a partial defeasance, the outstanding principal balance on the Defeased Note as of the Anticipated Repayment Date), and payments required, if any, under the Loan Documents for servicing fees, Rating Agency Surveillance Charges and other similar charges.

                  "SECONDARY MARKET TRANSACTION" shall have the meaning set forth in Section 8.1(a).

                  "SECURITIES" shall have the meaning set forth in Section
8.1 (a).

                  "SECURITIES ACT" shall have the meaning set forth in Section 8.2(a).

                  "SECURITIZATION" shall have the meaning set forth in
Section 8.1.

                  "SECURITY AGREEMENT" shall mean a security agreement in form and substance satisfactory to Lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account, the Total Defeasance Collateral and the Partial Defeasance Collateral, as applicable.

                  "SERVICER" shall have the meaning set forth in Section 6.8.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 6.8.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 7.2(c).

                  "SPC MANAGING MEMBER shall have the meaning set forth in
Section 3.1.30(o).

                  "SPE GENERAL PARTNER" shall have the meaning set forth in Section 3.1.30(o).

                  "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

                  "SUBSTITUTE PROPERTY" shall have the meaning set forth in
Section 2.6(a).

                  "SUBSTITUTE ALLOCATED LOAN AMOUNT" shall have the meaning set forth in Section 2.6(viii).

                  "SUBSTITUTED PROPERTY" shall have the meaning set forth in
Section 2.6.

                  "SUCCESSOR BORROWER" shall have the meaning set forth in
Section 2.5.4.

                  "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

                  "TAX ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

                  "TAX FUNDS" shall have the meaning set forth in Section 6.2.1.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the

Properties or part thereof.

                  "TENANT" shall mean any Person obligated under any Lease now or hereafter affecting all or any part of any Individual Property.

                  "THRESHOLD AMOUNT" shall have the meaning set forth in
Section 4.1.20.

                  "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, ALTA mortgagee title insurance policies in the form (acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

                  "TOTAL DEFEASANCE COLLATERAL" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Anticipated Repayment Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

                  "TRADE PAYABLES" shall have the meaning set forth in Section 4.2.13.

                  "TRANSFER" shall mean sell, assign, convey, transfer, mortgage, grant a security interest in, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, mortgage, grant of a security interest in, transfer, pledge or other disposition.

                  "TRANSFEREE" shall have the meaning set forth in Section
4.2.13.

                  "TREASURY RATE" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximately the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which an Individual Property is located.

                  "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.5.2(iv) hereof.

                  "UNDERWRITER GROUP" shall have the meaning set forth in
Section 8.2(b).

                  "U.S. OBLIGATIONS" shall mean direct non-callable obligations of the United States of America.

                  "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of: (i) one (1%) percent of the principal amount of the Loan being prepaid or (ii) the present value
as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Anticipated Repayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "PREPAYMENT DATE" shall mean the date on which prepayment is made. As used in this definition, the term "CALCULATED PAYMENTS" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "DISCOUNT RATE" shall mean the rate which when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate when compounded semi-annually. As used in this definition, the term "YIELD MAINTENANCE TREASURY RATE" shall mean the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer or one shorter) most nearly approximating the Anticipated Repayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                  SECTION 1.2  PRINCIPLES OF CONSTRUCTION.

                  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.


                  II.  THE LOAN

                  SECTION 2.1  THE LOAN.

                  2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date, in the original principal amount of $50,000,000.00.

                  2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTE. The Loan shall be evidenced by a note made by Borrower to Lender in the original principal amount of $50,000,000.00 (as the same may be amended, supplemented, restated, increased, extended and consolidated, together with any Defeased Note and Undefeased Note that may exist from time to time, the "NOTE").

                  2.1.4 USE OF PROCEEDS. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Properties, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (iii) make deposits of the Required Repair Funds and Tax Funds, Insurance Premium Funds and Capital Expenditure Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Properties, approved by Lender and (vi) distribute the balance, if any, to the Borrower.

                  2.1.5 LOAN APPLICATION FEE AND LOAN ORIGINATION FEE . Borrower shall pay on the date hereof, a non-refundable loan origination fee
(the "LOAN ORIGINATION FEE") in the amount of $312,500.

                  SECTION 2.2  INTEREST RATE.

                  2.2.1 INITIAL INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date up to but excluding the Anticipated Repayment Date at the Initial Interest Rate.

                  2.2.2 ADJUSTED INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from and including the Anticipated Repayment Date to and including the Maturity Date at the Adjusted Interest Rate.

                  2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  2.2.4 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by
(b) a daily rate based on a three hundred sixty (360) day year.

                  2.2.5 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the

Loan is outstanding.

                  SECTION 2.3  LOAN PAYMENTS.

                  2.3.1 PAYMENT BEFORE ANTICIPATED REPAYMENT DATE. Borrower shall make a payment to Lender of interest only on the Closing Date. Borrower shall make a payment to Lender of principal and interest in the amount of $326,962.39 on the Monthly Payment Date occurring in January, 1998 and on each Monthly Payment Date thereafter to and including the Anticipated Repayment Date. Each payment shall be applied first to accrued and unpaid interest and the balance to principal.

                  2.3.2 PAYMENTS AFTER ANTICIPATED REPAYMENT DATE. On each Monthly Payment Date occurring after the Anticipated Repayment Date Borrower shall (a) make a payment to Lender of principal and interest in the amount of $326,962.39, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Initial Interest Rate and the balance applied to principal and (b) pay to Lender amounts to be applied to principal as set forth in Section 3.3(b) of the Cash Management Agreement. Interest accrued at the Adjusted Interest Rate and not paid pursuant to the preceding sentence ("ACCRUED INTEREST"), shall be added to the Debt and shall earn interest at the Adjusted Interest Rate, to the extent permitted by law.

                  2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest (including without limitation the Accrued Interest) and all other amounts due hereunder and under the Note, the Mortgages and other the Loan Documents.

                  2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.

                  2.3.5 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 5:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  (b) Whenever any payment to be made hereunder, under the Note or other Loan Documents shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  (c) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

                  SECTION 2.4  PREPAYMENTS.

                  2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On September 1, 2007, or on any Monthly Payment Date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

                  2.4.2 MANDATORY PREPAYMENTS. On each date on which Borrower actually receives a distribution of the proceeds of any insurance payment or Award in respect of any Individual Property, and if Lender does not make such proceeds available to Borrower for the restoration of such Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such proceeds. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this
Section 2.4.2. The Allocated Loan Amount with respect to such Individual Property will be reduced in an amount equal to such prepayment.

                  2.4.3 PREPAYMENTS AFTER DEFAULT. If after an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section
2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Document, and the Yield Maintenance Premium.

                  SECTION 2.5  DEFEASANCE.

                  2.5.1 TOTAL DEFEASANCE. (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Anticipated Repayment Date to obtain a release of the Lien of the Mortgages encumbering all Properties upon satisfaction of the following conditions:

                  (i) Borrower shall provide Lender thirty (30) days prior written notice specifying a Monthly Payment Date (the "DEFEASANCE DATE") on which the Borrower shall have satisfied the conditions in this Section 2.5.1 and on which it shall effect the defeasance;

                  (ii) Borrower shall pay to Lender (A) all accrued and unpaid interest on the principal balance of the Note to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

                  (iii) Borrower shall deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

                  (iv) Borrower shall execute and deliver a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

                  (v) Borrower shall deliver to Lender an opinion of counsel for Borrower satisfactory to Lender in its sole discretion opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.5.1, (C) a defeasance pursuant to this Section 2.5.1 will not result in a deemed exchange for purposes of the Code and will not adversely effect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

                  (vi) Borrower shall deliver to Lender evidence in writing from the applicable Rating Agencies to the effect that the release of the Properties from the Lien of the Mortgage as contemplated by this Section 2.5.1 and the substitution of the Total Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Securities issued in connection with the Securitization which are then outstanding;

                  (vii) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.5.1(a) have been satisfied;

                  (viii) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments in the form annexed hereto as Schedule VI;

                  (ix) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                  (x) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses.

                  (b) If the Borrower has elected to defease the entire Note and the requirements of this Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages and the Total Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Liens, the Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all legal requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgages, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties.

                  2.5.2 PARTIAL DEFEASANCE (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Anticipated Repayment Date to obtain a release of the Lien of the Mortgages encumbering one or more Individual Properties upon a Partial Defeasance of the Note in an amount equal to 125% of the Pro-Rata Allocated Loan Amount with respect to the Individual Property or Properties to be released from the Lien and the satisfaction of the following conditions:

                  (i) Borrower shall provide Lender thirty (30) days prior written notice specifying a Monthly Payment Date (the "PARTIAL DEFEASANCE DATE") on which the Borrower shall have satisfied the conditions in this Section 2.5.2 and shall effect the defeasance;

                  (ii) Borrower shall pay to Lender (A) all accrued and unpaid interest on the principal balance of the Note to and including the Partial Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

                  (iii) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.3 and 2.5.4 hereof;

                  (iv) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note may not be the subject of any further defeasance;

                  (v) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

                  (vi) After giving effect to the release of the Lien of the Mortgages encumbering the Individual Property or Properties proposed by Borrower to be released, the Debt Service Coverage Ratio with respect to the remaining Properties is not less than the greater of (A) the Debt Service Coverage Ratio of all Properties encumbered by the Mortgages prior to the release and (B) 1.60 to 1;

                  (vii) Borrower shall have delivered to Lender and the Rating Agencies shall have received from Borrower with respect to the matters referred to in clause (vi), (A) statements of the Net Operating Income and Debt Service (both on a consolidated basis and separately for the applicable Individual Property or Properties to be released) for the applicable measuring period and (B) based on the foregoing statements of Net Operating Income and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release, and (C) calculations of the ratios referred to in such clause (vi), accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects;

                  (viii) Borrower shall deliver to Lender an opinion of counsel for Borrower satisfactory to Lender in its sole discretion opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.5.2, (C) a defeasance pursuant to this Section 2.5.2 will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (D) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) if required by the applicable Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

                  (ix) Borrower shall deliver to Lender evidence in writing from the applicable Rating Agencies to the effect that the release of the Individual Property or Properties from the Lien of the Mortgage as contemplated by this
Section 2.5.2 and the substitution of the Partial Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Securities issued in connection with the Securitization which are then outstanding;

                  (x) Borrower shall deliver to Lender a certificate of Borrower's independent certified public accountant certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than 125% of the Scheduled Defeasance Payments in the form annexed hereto as Schedule VI;

                  (xi) Borrower shall deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 2.5.2(a) have been satisfied;

                  (xii) Borrower shall deliver to Lender such other certificates, documents or instruments as Lender may reasonably request; and

                  (xiii) Borrower shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses.

                  (b) If the Borrower has elected to make a partial defeasance and the requirements of this Section 2.5 have been satisfied, the Individual Property or Properties identified by Borrower shall be released from the Lien of their Mortgage and the Partial

Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Defeased Note. In connection with the release of the Lien, the Borrower shall submit to Lender, not less than thirty
(30) days prior to the Partial Defeasance Date, a release of Lien for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which such Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all legal requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgages, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties.

                  2.5.3 DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrower delivers the Total Defeasance Collateral or Partial Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Total Defeasance Collateral and Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Total Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal then due and owing. Any interest or other investment income earned on any Partial Defeasance Collateral, which interest or other income was not included in the determination of the Partial Defeasance Collateral requirement, shall be paid monthly by Lender, provided no Event of Default has occurred and is continuing, into the Cash Management Account to be held in accordance with the Cash Management Agreement. Any amounts not paid over to Lender shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrower shall cause the Eligible Institution at which the Total Defeasance Collateral and Partial Defeasance Collateral are deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Total Defeasance Collateral and Partial Defeasance Collateral in accordance with this Agreement. Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Total Defeasance Collateral and Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

                  2.5.4 SUCCESSOR BORROWER. In connection with a total or partial defeasance under this Section 2.5, Borrower may, and at the request of Lender shall, establish or designate a successor entity (the "SUCCESSOR BORROWER") which shall be a single purpose bankruptcy remote entity approved by Lender. Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the Total Defeasance Collateral or the Partial Defeasance Collateral, as applicable, to such Successor

Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. The Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

                  SECTION 2.6  PROPERTY SUBSTITUTIONS.

                  (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the date hereof and before the Anticipated Repayment Date (but only on a Monthly Payment Date) to obtain a release of the Lien of a Mortgage encumbering an Individual Property (a "SUBSTITUTED PROPERTY") by substituting therefor another retail property to be acquired by Borrower (individually, a "SUBSTITUTE PROPERTY" and collectively, the "SUBSTITUTE PROPERTIES"), provided that (a) not more than two (2) Individual Properties may be substituted during the term of the Loan, (b) no such substitution may occur if there has been one or more prior substitution(s) and the total appraised value as of the date hereof of all Substituted Properties in such prior substitutions together with the current proposed substitution equals or exceeds 20% of the appraised value as of the date hereof of all the Properties, and (c) such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

                  (i) Lender shall have received a copy of a deed conveying all of Borrower's right, title and interest in and to the Substituted Property to an entity other than Borrower and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed or assignment and assumption, as applicable, and agreeing to record such deed or assignment and assumption, as applicable, in the real estate records for the county in which the Substituted Property is located;

                  (ii) Lender shall have received an appraisal of the Substitute Property dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Property that is not less than the greater of (A) the value of the Substituted Property determined by Lender as of the Closing Date and (B) the value of the Substituted Property determined by Lender as of the date immediately preceding the substitution;

                  (iii) After giving effect to the substitution, the Debt Service Coverage Ratio for all of the Properties is not less than the greater of
(A) the Debt Service Coverage Ratio for the Loan for all of the Properties as of the Closing Date and (B) the Debt Service Coverage Ratio for all of the Properties as of the date immediately preceding the substitution;

                  (iv) The Net Operating Income for the Substitute Property does not show a downward trend over the three (3) years immediately prior to the date of substitution or, with respect to a Substitute Property for which information regarding the Net Operating Income of such Substitute Property for the three (3) years immediately prior to the date of substitution cannot be obtained by Borrower after Borrower's exercise of diligent efforts, the Net Operating

Income shall not show a downward trend for such period of time immediately prior to the date of substitution as may be determined from the information regarding such Net Operating Income available or if the Net Operating Income for the Substitute Property does show such downward trend, Lender shall have received written evidence from Borrower acceptable to the Rating Agencies that the Net Operating Income for the Substitute Property will show on a pro-forma basis an upward trend over the 24-month period immediately following the date of substitution as a result of the execution and delivery of new, significant tenant leases at the Substitute Property;

                  (v) Lender shall have received evidence in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with the Securitization that are then outstanding;

                  (vi) Lender shall have received a certificate from Borrower stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as the Rating Agencies may require, such certificate to be in form and substance satisfactory to the Rating Agencies;

                  (vii) Borrower shall have executed, acknowledged and delivered to Lender (A) a Mortgage, an Assignment of Leases and two UCC Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statement in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, (B) an Assignment and Subordination of Management Agreement and an Environmental Indemnity with respect to the Substitute Property and (C) any other modifications to the Loan Documents reasonably required by the Rating Agencies as a result of such substitution. The Mortgage, Assignment of Leases, UCC-1 Financing Statements, Assignment and Subordination of Management Agreement and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xv) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute

Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred fifty percent (150%) of the amount of the Loan allocated to the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "SUBSTITUTE ALLOCATED LOAN AMOUNT") shall equal the Allocated Loan Amount of the related Substituted Property;

                  (viii) Lender shall have received (A) any "tie-in" or similar endorsement to each Title Insurance Policy insuring the Lien of an existing Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Substitute Allocated Loan Amount, (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid;

                  (ix) Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area;"

                  (x) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period;

                  (xi) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Mortgage) and is not subject to any risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and Lender shall release on a monthly basis (a) to Borrower an amount equal to the costs of such remediation work that have been paid for in the prior month as evidenced by paid receipts delivered by Borrower to Lender and satisfaction by Borrower of the same conditions for disbursement as are set forth in Sections
6.1 and 6.4 hereof or (b) directly to the contractor, subcontractor or supplier performing such remediation work for such work completed in the prior month as evidenced by bills or invoices for such work delivered to Lender together with such other documentation as Lender may reasonably require, including, without limitation, conditional lien waivers which shall be conditioned only upon the payment of the amount of the bills or invoices submitted by such contractor, subcontractor or supplier, and satisfaction by Borrower of the same conditions to disbursement as are set forth in Sections 6.1 and 6.4 hereof,; the balance of which will be released upon delivery of (A) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property or any danger of contamination from any off-site Hazardous Substance that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid;

                  (xii) Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the initial closing of the Loan; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of the general partner of Borrower authorizing the substitution and any actions taken in connection with such substitution;

                  (xiii) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (vii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to the Rating Agencies stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (vii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel acceptable to the Rating Agencies stating that subjecting the Substitute

Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein; (E) an opinion of counsel acceptable to the Rating Agencies stating that the substitution and the related transactions do not constitute a fraudulent conveyance or avoidable preference under the Bankruptcy Code or applicable state laws and (F) an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust;

                  (xiv) Borrower shall have paid all Basic Carrying Costs relating to each of the Properties and the Substitute Property, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties and the Substitute Property, (ii) currently due Taxes (including any in arrears) relating to each of the Properties and the Substitute Property and (iii) currently due Other Charges relating to each of the Properties and Substitute Property;

                  (xv) Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution;

                  (xvi) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements;

                  (xvii) Borrower shall have delivered to Lender estoppel certificates from any existing tenants who (A) constitute anchor tenants at the Substitute Property, (B) who are obligated under their Lease to pay rent equal to or exceeding 5% of the gross rent from the Substitute Property and/or (C) lease no less than seventy-five percent (75%) of the excess of the gross leasable area at the Substitute Property over the gross leasable area covered by the leases described in clauses (A) and (B). All such estoppel certificates shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder and the amount of rent payable thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder,
(3) the tenant thereunder has no defense or offset to the payment of rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option or right of first refusal under such lease to purchase all or any portion of the Substitute Property and
(6) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrower shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrower has adequate funds to pay all costs related to such tenant improvement work as required under such lease;

                  (xviii) Lender shall have received copies of all tenant leases and any ground leases affecting the Substitute Property certified by Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct;

                  (xix) Lender shall have received subordination, nondisturbance and attornment agreements in the form acceptable to the Rating Agencies with respect to all of the Leases affecting the Substitute Property other than such Leases that are, by their terms, subordinate to the Mortgage with respect to the Substitute Property (provided, however, that such agreements shall not be required to the extent that such tenants are not required under the terms of such Lease(s) to deliver such agreements);

                  (xx) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot;

                  (xxi) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (viii) above (with respect to subdivision laws). In addition, an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (viii) above (with respect to zoning laws) if available in the state of such Substitute Property, shall be delivered to Lender. If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released on a monthly basis (a) to Borrower in an amount equal to the costs of such work that have been paid for in the prior month upon delivery to Lender of paid receipts for the costs of such repairs for which Borrower is requesting payment and satisfaction by Borrower of the same conditions to disbursement as are set forth in Sections 6.1 and 6.4 hereof, or (b) directly to the contractor, subcontractor or supplier performing such work for such work completed in the prior month as evidenced by bills or invoices for such work delivered to

Lender together with such other documentation as Lender may reasonably require, including, without limitation, conditional lien waivers which shall be conditioned only upon the payment of the amount of the bills or invoices submitted by such contractor, subcontractor or supplier, and satisfaction by Borrower of the same conditions to disbursement as are set forth in Sections 6.1 and 6.4 hereof, and the balance to be released upon the delivery to Lender of
(A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid;

                  (xxii) Lender shall have received a certified copy of the termination of the Management Agreement for the Substituted Property and the new Management Agreement for the Substitute Property (such new Management Agreement to be in form and substance as the Management Agent so terminated) and Manager shall have executed and delivered to Lender a new Assignment and Subordination of Management Agreement reflecting such new Management Agreement;

                  (xxiii) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto;

                  (xxiv) Borrower shall submit to Lender, not less than thirty
(30) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and satisfactory to Lender in its sole discretion. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied; and

                  (xxv) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

                  (b) Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.


                  III.  REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1  BORROWER REPRESENTATIONS.

                  Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                  3.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

                  3.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  3.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  3.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any of the Properties, which actions, suits or proceedings, if determined against Borrower or any of the Properties, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any of the Properties.

                  3.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any of the Properties, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of its Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of the Properties is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Properties and other than obligations under the Loan Documents.

                  3.1.6 TITLE. Borrower has good, marketable and insurable title in fee simple to the real property comprising part of the Properties and good title to the balance of such Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage intended to encumber any of the Properties, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting any of Borrower's Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                  3.1.7 NO BANKRUPTCY FILING. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

                  3.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower.

                  3.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

                  3.1.10 COMPLIANCE. To the best of Borrower's knowledge, Borrower and each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. To the best of Borrower's knowledge, there has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                  3.1.11 FINANCIAL INFORMATION. To the best of Borrower's knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Properties or the operation thereof as retail shopping centers, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                  3.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

                  3.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by legal requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  3.1.14 UTILITIES AND PUBLIC ACCESS. Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each of the Properties are located either in the public right-of-way abutting such Properties (which are connected so as to serve the Properties without passing over other property) or in recorded easements serving such Properties and such easements are set forth in the Title Insurance Policies. All roads necessary for the use of each of the Properties for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                  3.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Code.

                  3.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property.

                  3.1.17 ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Properties, except as set forth in the title insurance policies delivered to Lender in connection with the Loan, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

                  3.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  3.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  3.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

                  3.1.21 USE OF PROPERTIES. Each of the Properties is used exclusively for RETAIL purposes and other appurtenant and related uses.

                  3.1.22 CERTIFICATE OF OCCUPANCY LICENSES. To the best of Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each of the Properties as a retail shopping center (collectively, the "LICENSES"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of each of the Properties as a retail shopping center. To the best of Borrower's knowledge, the use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

                  3.1.23 FLOOD ZONE. None of the Improvements on any of the Properties are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

                  3.1.24 PHYSICAL CONDITION. To the best of Borrower's knowledge, each of the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  3.1.25 BOUNDARIES. Except as shown of the surveys delivered by Borrower to Lender in connection with the Loan, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

                  3.1.26 LEASES. The Properties are not subject to any Leases other than the Leases described in Schedule III attached hereto and made a part hereof. No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases identified on Schedule III are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder (the foregoing representation as to defaults being to the best of Borrower's knowledge as to defaults by tenants). No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. Other than hypothecations which are no longer in effect, there has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein. Except as set forth in Schedule III, no tenant listed on Schedule III has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, and all tenants are occupying their spaces. No tenant under any Lease has an option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To the best of Borrower's knowledge, other than normal and customary tenant inventory, cleaning supplies and building materials used in tenant's business and in compliance with law, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

                  3.1.27 SURVEY. The Survey for each of the Properties delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, and does not fail to reflect any material matter affecting any of the Properties or the title thereto.

                  3.1.28 LOAN TO VALUE. The Loan is secured by interest in real property having a fair market value as of the date hereof at least equal to eighty percent (80%) of the original principal balance of the Loan.

                  3.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages encumbering the Properties have been paid, and, under current Legal Requirements, the Mortgages encumbering the Properties are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

                  3.1.30 SINGLE PURPOSE. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

                  (a) Borrower does not own and will not own any asset or property other than (A) the Properties, and (B) incidental personal property necessary for the ownership or operation of the Properties.

                  (b) Borrower will not engage in any business other than the ownership, management and operation of the Properties and Borrower will conduct and operate its business as presently conducted and operated.

                  (c) Borrower will not enter into any contract or agreement with any affiliate of the Borrower, any constituent party of Borrower or any affiliate of any constituent party, except in any such case upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (d) Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Properties.

                  (e) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party), and shall not acquire obligations or securities of its affiliate, provided, however, that Borrower may make loans to Tenants under Leases for tenant improvement work pursuant to such Leases which loans are made in the ordinary course of Borrower's business and which loans shall not exceed at any time $1,000,000 in the aggregate for all Properties.

                  (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Borrower has done or caused to be done and will do all things necessary to observe partnership formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower or such constituent party without the prior written consent of Lender.

                  (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Borrower will file its own tax returns, provided, however, that Borrower's assets may be included in a consolidated financial statement of its parent companies if such a consolidated statement is required to comply with the requirements of GAAP, provided that such consolidated financial statement shall contain a footnote to the effect that Borrower's assets are owned by Borrower and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and further provided that such assets shall be listed on Borrower's own separate balance sheet. Borrower shall maintain its books, records, resolutions and agreements as official records.

                  (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                  (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of the Borrower.

                  (l) Borrower will not commingle the funds and other assets of Borrower with those of any affiliate or constituent party or any other Person.

                  (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other Person.

                  (n) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

                  (o) If Borrower is a limited partnership, each general partner is a corporation or a limited liability company whose sole asset is its interest in Borrower (the "SPE GENERAL PARTNER"), and if any such SPE General Partner (or managing member) is a limited liability company, each managing member of such limited liability company is a corporation whose sole asset is its interest in such limited liability company (the "SPE MANAGING MEMBER"), and each SPE General Partner and each SPC Managing Member will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.30 as if such representation, warranty or covenant was made directly by such general partner.

                  (p) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of the SPC Managing Member of the SPE General Partner of Borrower reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years
(i) a stockholder, director, officer, employee, partner, attorney or counsel of such corporation, Borrower or any affiliate of either of them, (ii) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with such corporation, Borrower or any affiliate of either of them, (iii) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (q) Borrower shall not cause or permit the board of directors of the SPC Managing Member of the SPE General Partner to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of such SPC Managing Member unless at the time of such action there shall be at least one member who is an Independent Director.

                  (r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated the date hereof (the "INSOLVENCY OPINION") delivered by Honigman Miller Schwartz and Cohn in connection with the Loan shall be true and correct in all respects.

                  (s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts.

                  (t) Borrower shall maintain a sufficient number of employees, if any, in light of its contemplated business operations and shall pay the salaries of its own employees, if any.

                  (u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred. Upon the withdrawal or the disassociation of the SPE General Partner from Borrower or the SPC Managing Member from the SPE General Partner, Borrower shall immediately appoint a new member whose operating agreement or articles of incorporation, as the case may be, are substantially similar to those of the SPE General Partner or SPC Managing Member, as applicable, and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new special purpose partner or member, as the case may be, and its equity owners.

                  3.1.31 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

                  3.1.32 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

                  SECTION 3.2  SURVIVAL OF REPRESENTATIONS.

                  Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.


                  IV.  BORROWER COVENANTS

                  SECTION 4.1  BORROWER AFFIRMATIVE COVENANTS.

                  From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  4.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and its Properties. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep all of the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages encumbering such Properties. Borrower shall keep each of the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

                  4.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.3.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than two (2) Business Days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent or penalties or interest would accrue if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

                  4.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any of the Properties.

                  4.1.4 ACCESS TO PREMISES. Borrower shall permit agents, representatives and employees of Lender to inspect any of its Properties or any part thereof at reasonable hours upon reasonable advance notice.

                  4.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                  4.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                  4.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

                  4.1.8 INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any of the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty) out of such Insurance Proceeds.

                  4.1.9 FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

                  (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                  (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages encumbering each of the Properties. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any such Properties, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto) for which all applicable taxes have not been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

                  4.1.10  FINANCIAL REPORTING.

                  (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of each of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                  (b) Borrower will furnish to Lender annually, within one hundred (100) days following the end of each Fiscal Year of Borrower, audited special purpose financial statements on a combined basis prepared in accordance with GAAP (or such other accounting basis acceptable to Lender) audited by a "Big Six" accounting firm or other independent certified public accountant acceptable to Lender in the form annexed as Schedule VII. Such financial statements shall include an audit of all operating revenues and expenses of the Properties. The special purpose financial statements will include a supplemental schedule which details the operating revenues and expenses for each Individual Property. Audited balance sheets shall not be required but Borrower shall deliver a balance sheet certified by Borrower covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for the Borrower and the Properties; as well as a complete copy of Borrower's quarterly and annual financial statements certified by Borrower to be provided within fifty (50) days and one hundred
(100) days following the end of such respective Fiscal quarter or Fiscal Year, as the case may be (provided Borrower shall have 100 days to deliver said statements with respect to the fourth quarter of any such Fiscal Year). Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower or the general partner of Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Borrower and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of a "Big Six" accounting firm or other independent certified public accountant reasonably acceptable to Lender with respect to such firm's review of such financial statements in accordance with GAAP, (iv) a list of tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, (v) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, (vi) a schedule reviewed by such independent certified public accountant in accordance with GAAP reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant, (vii) sales reports for each tenant at the Properties for the prior Fiscal Year, and (viii) a report of all Capital Expenditures made with respect to the Properties for the prior Fiscal Year. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish, or cause to be furnished, to Lender on or before fifty (50) days after the end of each of the first three calendar quarters and on or before 100 days after the end of the fourth calendar quarter commencing with the quarter ending March 31, 1998 the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject quarter accompanied by an Officer's Certificate with respect thereto; (ii) quarterly and year-to-date operating statements prepared for each calendar quarter, noting Net Operating Income, Gross Income, and Operating Expenses (not including any contributions to the Capital Expenditure Funds), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more on an aggregate basis between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter accompanied by an Officer's Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such certificate shall also be accompanied by an Officer's Certificate stating that the representations and warranties of Borrower set forth in Section 4.1.30(d) are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

                  (d) (i) For the partial year period commencing on the Closing Date, and for each Fiscal Year thereafter until the Fiscal Year in which the Anticipated Repayment Date shall occur, Borrower shall submit to Lender for review the Annual Budget not later than sixty (60) days prior to the commencement of such Fiscal Year. Such Annual Budget shall set forth in reasonable detail budgeted monthly operating income and monthly operating capital and monthly operating and other expenses for the Properties, including all planned capital expenditures in respect of the Properties for such period or Fiscal Year.

                      (ii) For the Fiscal year in which the Anticipated Repayment Date shall occur and for each Fiscal Year thereafter, the Borrower shall submit to Lender, for Lender's written approval, the Annual Budget not later than sixty (60) days prior to the commencement of such Fiscal Year. Each such Annual Budget approved by Lender shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET". Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses. In the event that, after the Anticipated Repayment Date, the Borrower must incur an extraordinary operating expense or capital expenditure not set forth in the Annual Budget (each an "EXTRAORDINARY EXPENSE"), then the Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender's approval.

                  (e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

                  (f) Borrower will, promptly after written request by Lender or the Rating Agencies, but in no event later than 10 Business Days after such request, also furnish or cause to be furnished any information required pursuant to Rule 144A, or in connection with a public offering, or in accordance with any other applicable securities regulation (including, without limitation, with respect to the applicable fiscal year or years of Borrower, "summarized financial information" (as defined in Section 210.1-02 (bb) of Regulation S-X promulgated under the Securities Act of 1933, as amended) of Borrower, which information shall be accompanied by an Officer's Certificate certifying that to the best of the signer's knowledge, such statements fairly present the information required to be stated therein in accordance with GAAP.

                  4.1.11 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each of the Properties.

                  4.1.12 TITLE TO THE PROPERTIES. Borrower will warrant and defend (i) the title to each of the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Properties, other than as permitted hereunder, is claimed by another Person.

                  4.1.13 COSTS OF ENFORCEMENT. In the event (i) that any Mortgage encumbering any of the Properties is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any of the Properties in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

                  4.1.14 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  (b) Borrower shall use its best efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

                  4.1.15 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4.

                  4.1.16 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                  4.1.17 CONFIRMATION OF REPRESENTATIONS. In addition to and not in limitation of the covenants and agreements of Borrower contained in Section 8.1, Borrower shall deliver, in connection with any Securitization, (i) one or more Officer's Certificates certifying that as of the date of the closing of such Secondary Market Transaction all representations made by Borrower in the Loan Documents remain true and correct as of the date such representations were made, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its general partner as of the date of the Secondary Market Transaction.

                  4.1.18 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and
(ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

                  4.1.19 LEASING MATTERS. Any Leases with respect to an Individual Property written after the date hereof and prior to the Anticipated Repayment Date, for more than 15,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, provided, however, that if Lender has failed to approve or disapprove any such Lease within seven (7) Business Days of receipt thereof together with any supplementary materials reasonably necessary to make such determinations, Borrower shall provide notice of such failure to Lender, and in the event that Lender does not approve or disapprove such Lease within five (5) Business Days of Lender's receipt of such notice, the Lease shall be deemed approved. After the Anticipated Repayment Date, all Leases shall be approved by Lender, which approval may be withheld in Lender's sole discretion. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Without in any way limiting Lender's foregoing rights, (i) all renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates,
(ii) all renewals of Leases and all proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents, and (iii) all renewals of Leases and all proposed Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

                  4.1.20 ALTERATIONS. Prior to the Anticipated Repayment Date, Borrower shall obtain Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to any Improvements on any Individual Property that may have a material adverse effect on Borrower's financial condition, the value of such Individual Property or the Net Operating Income with respect to such Individual Property, other than (i) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (ii) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, provided that the cost of such alteration, under clause (i) or
(ii) above, does not exceed five percent (5%) of the Allocated Loan Amount for such Individual Property and that the total of all such alterations, under clause (i) or (ii) above, shall not exceed five percent (5%) of the original amount of the Loan at any one time, or (iii) alterations performed in connection with the restoration of the Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. After the Anticipated Repayment Date, Borrower shall obtain Lender's prior written consent to all alterations, which consent may be withheld at Lender's sole discretion. If the total unpaid amounts due and payable with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time equal or exceed either (i) five percent (5%) of the Allocated Loan Amount with respect to the Individual Property on which the alterations have been or are being performed or (ii) five percent (5%) of the original principal amount of the Loan with respect to all alterations at all of the Properties which have been or are being performed (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and may be reduced from time to time by the cost estimated by Lender to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property.

                  Provided no Event of Default shall have occurred and provided that Lender has received from Borrower paid receipts indicating that such alteration(s) have been paid for up to the Threshold Amount, then Borrower may request the release of portions of such security that is being held in cash on a monthly basis to reimburse Borrower for further work on such alteration performed for the prior month (a) to Borrower provided that Borrower has delivered paid receipts for such work and has complied with the conditions for disbursement as are set forth in Sections 6.1 and 6.4 hereof, or (b) directly to the contractor, subcontractor or supplier performing such work for such work completed in the prior month as evidenced by bills or invoices for such work delivered to Lender together with such other documentation as Lender may reasonably require, including, without limitation, conditional lien waivers which shall be conditioned only upon the payment of the amount of the bills or invoices submitted by such contractor, subcontractor or supplier, and satisfaction by Borrower of the same conditions to disbursement as are set forth in Sections 6.1 and 6.4 hereof.


                  4.1.21 SUBORDINATION AGREEMENTS AND OTHER POST-CLOSING OBLIGATIONS . Borrower shall use its best efforts to obtain Subordination, Non-Disturbance and Attornment Agreements substantially in the form annexed as
Schedule VIII ("SNDA") from all of the tenants of the Properties listed on
Schedule IV within 60 days after the date hereof. In addition, Borrower shall use its best efforts to obtain and deliver to Lender within 60 days of the date hereof Tenant Estoppel Certificates addressed to Lender in form reasonably satisfactory to Lender from all Tenants at the Properties from which Lender did not receive Tenant Estoppel Certificates at the closing of the Loan, including without limitation, an acceptable Tenant Estoppel Certificate from Sears Hardware. Furthermore, with respect to the West Allis Individual Property, Borrower shall use its best efforts to deliver to Lender within 60 days of the date hereof, a so-called "closure" letter from the Wisconsin Department of Natural Resources (the "DNR") indicating that either (i) the environmental matters referenced in the summary attached hereto as Schedule X present no issue or concern to the DNR or (ii) DNR does not maintain a file with respect to such environmental matters and that therefore, such matters present no issue or concern to the DNR. With respect to the Property known as Taylors Square, South Carolina, Borrower shall use its best efforts to deliver to Lender evidence satisfactory to Lender that the Property complies with the parking requirements under the zoning law and an updated survey for the reflecting such compliance with the Parking requirements. Such best efforts shall include commencing legal proceedings against any tenants that are required to execute and deliver SNDA's or Tenant Estoppels to Lender in accordance with the terms of their Leases. In addition, within 60 days from the date hereof, Borrower shall deliver to Lender
(i) revisions to the appraisals and environmental reports received by Lender such that the reports are addressed to Lender, (ii) copies of all Leases at the Properties known as Fraser, West Allis and Troy certified by Borrower, (iii) a letter from Dames and Moore confirming that there is no groundwater contamination at the Taylor Square Property, and (iv) certificates of occupancy for all of the space at the Northwest Crossing, Tennessee Property. Borrower and Lender agree that the initial deposit of Insurance Premium Funds and the hedging costs will be reviewed following the Closing and adjusted, if appropriate, based upon further analysis by Lender and Borrower.

                  SECTION 4.2  BORROWER NEGATIVE COVENANTS

                  From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering each of the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                  4.2.1 OPERATION OF PROPERTIES. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to any of the Properties.

                  4.2.2 LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except:

                  (a)      Permitted Encumbrances;

                  (b) Liens created by or permitted pursuant to the Loan Documents;

                  (c)      Liens for Taxes or Other Charges not yet due.

                  4.2.3 DISSOLUTION. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of the Borrower except to the extent permitted by the Loan Documents, or (iv) cause the SPE General Partner or the SPC Managing Member to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPE General Partner or the SPC Managing Member, as the case may be, would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the operating agreement of the SPE General Partner or the certificate of incorporation or bylaws of the SPC Managing Member, as the case may be, in each case, without obtaining the prior written consent of Lender or Lender's designee.

                  4.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  4.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  4.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

                  4.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld as to any such non-conforming use.

                  4.2.8 ASSETS. Borrower shall not purchase or own any properties other than the Properties.

                  4.2.9 DEBT. Borrower shall not create, incur or assume any debt other than the Debt.

                  4.2.10 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

                  4.2.11 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

                  4.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of
Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
(C) one or more of the following circumstances is true:

                  (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.

Section 2510.3-101(f)(2); or

            (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

                 4.2.13 TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS. Unless such action is permitted by the provisions of this Section 4.2.13, Borrower will not (i) Transfer all or any part of any of the Properties, (ii) incur indebtedness for borrowed money, (iii) permit or suffer any direct or indirect Transfer of any interest in Borrower or in any partner of Borrower, or (iv) file a declaration of condominium with respect to the Property. Borrower shall deliver to Lender written notice pursuant to the provisions of Section 9.6 hereof of any such Transfer permitted pursuant to the provisions of this
Section 4.2.13 hereof. Borrower shall provide Lender and the Rating Agencies with copies of executed deeds, assignments of interests in Borrower or its SPE General Partner or SPC Managing Member, mortgages or other similar closing documents within ten (10) days after any closing on any transaction which is subject to the provisions of this Section 4.2.13.

                 Notwithstanding anything to the contrary contained in this
Section 4.2.13, holders of share interests in Ramco Gershenson Properties Trust, a Massachusetts real estate investment trust (the "REIT"), the general partner of the limited partner of Borrower, shall have the right to transfer their share interests in the REIT without Lender's consent; provided that (i) after taking into account any prior transfers pursuant to this Section, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) 49% or more of the ownership and/or voting interests in the REIT, and (ii) no such transfer of interests shall result in a change of control of the REIT, Limited Partner or Borrower or the day-to-day operation of the Properties.

                 Notwithstanding anything to the contrary contained in this
Section 4.2.13, holders of partnership interests in Ramco Gershenson Properties, L.P., a Delaware limited partnership, the limited partner of Borrower ("Limited Partner"), shall have the right to transfer their partnership interests in Limited Partner without Lender's consent; provided, that (i) after taking into account any prior transfers pursuant to this Section, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in the proposed transferee, together with all members of his/her immediate family or any Affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) 49% or more of the ownership and/or voting interests in Borrower (or any entity directly or indirectly holding an interest in Borrower), (ii) no such transfer of interests shall result in a change of control of Borrower or Limited Partner or the day to day operations of the Properties, and (iii) no such transfer shall result in the REIT holding less than a 51% partnership and voting interest in Borrower and in Limited Partner (directly or indirectly). To the extent the REIT at any time owns a 49% or more ownership and voting interest (directly or indirectly) in Limited Partner, then a transfer of a partnership interest in Limited Partner pursuant to this Paragraph resulting in the REIT owning (directly or indirectly) additional partnership interests in Limited Partner shall not require the consent of Lender hereunder provided that the conditions set forth in clauses (ii) and (iii) of this Paragraph remain satisfied.

                  Notwithstanding anything to the contrary contained in this
Section 4.2.13, either (a) a one-time only sale or transfer of 49% or more of the share interests in the REIT to one Person or an affiliated group of Persons or (b) a one time only sale or transfer to one Person or an affiliated group of Persons of less than 49% of the share interests in the REIT which results in a change of control of the REIT, the Limited Partner, the Borrower and/or the day to day operation of the Properties, shall be permitted hereunder after consideration and approval by Lender and the Rating Agencies, in their sole discretion, of all relevant factors, provided that:

                  (A) no Event of Default shall have occurred and remain uncured;

                  (B) the transferee shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender, Borrower and its constituent entities shall comply in all respects with the provisions set forth in the definition of Single Purpose Entity and Borrower, its constituent entities and such transferee shall comply with all other applicable criteria of the Rating Agencies;

                  (C) Lender shall have received evidence satisfactory to Lender that all required approvals, if any, to such sale or transfer shall have been obtained;

                  (D) Lender shall have receive evidence satisfactory to Lender and the Rating Agencies to the effect that the legal and financial structure of Borrower and its shareholders, partners or members, as the case may be, after such transfer and the single purpose and bankruptcy remote nature of Borrower and such shareholders, partners or members satisfies Lender's then current applicable underwriting criteria and requirements including, without limitation, the requirement that the single purpose and bankruptcy remote nature of Borrower and such shareholders, partners or members following such transfer is in accordance with the standards of two of the Rating Agencies or, if a Securitization has occurred, the Rating Agencies rating the securities in the Securitization;

                  (E) Lender shall have received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially or then currently assigned or to be assigned in a Securitization;

                  (F) Lender shall have received such opinion of counsel as may be reasonably requested by Lender (including a so called "non-consolidation" opinion of counsel to the transferee with respect to Borrower, its SPE General Partner and their constituent entities) or as may be requested by any Rating Agency in connection with such sale or transfer;

                  (G) Lender shall have received payment of all costs and expenses incurred by Lender in connection with such assumption (including reasonable attorneys' fees and costs), together with a transfer fee equal to one quarter of one percent (0.25%) of the outstanding principal balance of the Loan at the time of such transfer; and

                  (H) Lender shall have received from Borrower at least 30 days' prior written notice of the date of such transfer.

                      For the purposes of this Section, a proposed transferee shall be deemed to own that interest in the Borrower, Limited Partner, REIT and/or a constituent entity of Borrower owned by an immediate family member. For purposes of this Section, (1) an "immediate family member" shall mean an individual's spouse, brothers and sisters (whether by the whole or half blood), ancestors or lineal descendants by birth or adoption, trusts for the exclusive benefit of any of the foregoing individuals, and/or any limited partnership in which the immediate family member is a general partner; and (2) a change of control of Borrower, Limited Partner or the REIT shall be deemed to have occurred if, as a result of such transfer, the transferee, its Affiliates and/or its nominees have the right, directly or indirectly, by virtue of the limited partnership agreement, articles of organization, the operating agreement or any other agreement, or through any board of directors or trustees, with or without taking any formative action, to make substantially all of the operating decisions with respect to the Properties, Borrower, Limited Partner and/or the REIT, as the case may be, and to make substantially all policy decisions with respect to the Properties, Borrower, Limited Partner and/or the REIT, as the case may be.

                  (i) Sale of the Mortgaged Properties. Borrower may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Mortgage provided that such transfer or disposal will not materially adversely affect the value of a Mortgaged Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Mortgage. Lender shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Mortgage.

                  (ii) Transfer of Interests in Borrower. In any instance where Lender shall be asked to consent to any Transfer of any interest in Borrower or its SPE General Partner, without limiting any conditions which Lender may require in connection with such consent, (a) if 12.5% or more of direct or indirect beneficial interests in Borrower are sold or transferred, (b) if any sale or transfer shall result in a Person or a group of Affiliates or family members, as applicable, acquiring more than a 49% direct or indirect interest in Borrower or its SPE General Partner, or (c) if there is any sale or transfer of any direct interest in Borrower held by any SPE General Partner of Borrower, Borrower shall deliver or cause to be delivered to the Rating Agencies and Lender (x) an Opinion of Counsel addressed to the Rating Agencies and Lender and dated as of the date of the sale or transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any Affiliate thereof, would not disregard the corporate, company or partnership forms of Borrower or its SPE General Partner, as the case may be, so as to consolidate the assets and liabilities of such transferee or any Affiliate thereof with those of Borrower or its SPE General Partner, and (y) an Officer's Certificate certifying that such sale or transfer is not an Event of Default.

                  (iii) Indebtedness. Borrower shall not incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, that if no Event of Default shall have occurred and be continuing, Borrower may, without the consent of Lender, incur, create or assume any or all of the following indebtedness (collectively, "PERMITTED DEBT"):

                  (A) the Note and the other obligations, indebtedness and liabilities specifically provided for in this Agreement or in any other Loan Document and secured by the Mortgage and the other Loan Documents; and

                  (B) Liabilities created in the ordinary course of business for or on respect of the operation of the Property consistent with the Annual Budget submitted to Lender (or, after Anticipated Repayment Date, approved by Lender) ("TRADE PAYABLES"), not secured by liens on the Property, not to exceed at any time for each Individual Property, the Trade Payable Limits for such Individual Property set forth on Schedule IX hereto or $351,000 in the aggregate for all Properties, payable by or on behalf of Borrower, provided that (but subject to the terms of the next sentence) each such amount shall be paid within sixty (60) days following the date on which each such amount was due. For purposes of this definition, Trade Payable shall include payables to an Affiliate of Borrower authorized to pay a Trade Payable on behalf of Borrower. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (1) no Event of Default shall exist and be continuing hereunder, (2) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, (3) unless waived in writing by Lender in its sole discretion, in the event that any Trade Payables are not paid within 60 days, Borrower shall deposit with Lender additional collateral in the form of Cash or Cash Equivalents or Letters of Credit equal to 125% of the such unpaid amount to be held pursuant the Cash Management Agreement, and (4) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note or other instrument for borrowed money.

                  (iv) One-Time Transfer. Borrower shall have the right to a one-time only sale or transfer of all of the Properties after consideration and approval by Lender and the Rating Agencies, in their sole discretion, of all relevant factors, provided that:

                  (A) no Event of Default shall have occurred and remain uncured;

                  (B) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender and shall comply in all respects with the provisions set forth in the definition of Single Purpose Entity and all other applicable criteria of the Rating Agencies;

                  (C) Lender shall have received evidence satisfactory to Lender that all required approvals, if any, to such sale or transfer shall have been obtained;

                  (D) Lender shall have received evidence in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially or then currently assigned or to be assigned in a Securitization;

                  (E) Lender shall have received such opinion of counsel as may be reasonably requested by Lender (including an opinion of counsel to the Transferee, addressed to the Rating Agencies and Lender and dated as of the date of the sale or transfer, to the effect that, in a properly presented case, a bankruptcy court in a case involving the Transferee would not disregard the corporate, company or partnership form of the Borrower or its SPC General Partner so as to consolidate the assets and liabilities of such Transferee with those of Borrower or its SPC General Partner, as applicable) or as may be requested by any Rating Agency in connection with such sale or transfer;

                  (F) the Transferee shall have executed and delivered to Lender an assumption agreement in form and substance reasonably acceptable to Lender, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Agreement, the Mortgage and the other Loan Documents, together with such title insurance endorsements as may be reasonably requested by Lender, and upon such assumption, Borrower shall be released from its obligations under this Agreement and the other Loan Documents first arising or accruing from and after the date of such assumption;

                  (G) Lender shall have received payment of all costs and expenses incurred by Lender in connection with such assumption (including reasonable attorneys' fees and costs), together with an assumption fee equal to one half of one percent (0.50%) of the outstanding principal balance of the Loan at the time that the Loan is transferred;

                  (H) Adequate provision by reserve or otherwise, satisfactory in all respects to Lender in its sole discretion, is made for the payment by Borrower of increased real estate taxes due to a reappraisal or reassessment caused by or related to any transfer or conveyance of the Property; and

                  (I) Lender shall have received from Borrower at least 30 days' prior written notice of the date of such Transfer.

                  V.  INSURANCE, CASUALTY AND CONDEMNATION

                  SECTION 5.1  INSURANCE.

                  5.1.1 INSURANCE POLICIES. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each of the Properties providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and the personal property at the Properties, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "FULL REPLACEMENT COST," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Properties waiving all co-insurance provisions; (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000) for flood and windstorm insurance and Ten Thousand and No/100 Dollars ($10,000) for all such other insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Five Million and No/100 Dollars ($5,000,000) or, if any of the Improvements contain elevators, Five Million and No/100 Dollars ($5,000,000);
(B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

                  (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected rental income from the Individual Property for a period of eighteen (18) months from the date that the Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the rental income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note in accordance with the terms of the Cash Management Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance with statutory limits per accident and per disease per employee, and statutory limits for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) umbrella liability insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection
(ii) above;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and

                  (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

                  (b) All insurance provided for in Section 6.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

                  (d) All Policies of insurance provided for or contemplated by
Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies of insurance provided for in Section 5.1.1(a)(v) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured; and

                  (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Lender is not in receipt of written evidence that all insurance

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





required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

                  (g) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  5.1.2 INSURANCE COMPANY. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which each Individual Property is located and having a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies.

                  SECTION 5.2  CASUALTY AND CONDEMNATION.

                  5.2.1 CASUALTY. If an Individual Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty (a "RESTORATION") and otherwise in accordance with Section 5.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

                  5.2.2 CONDEMNATION. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of any Individual Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If an Individual Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  SECTION 5.3  RESTORATION.

                  5.3.1 MINOR CASUALTY OR CONDEMNATION. If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds shall be less than the greater of $250,000 or five percent (5%) of the Allocated Loan Amount with respect to such Individual Property, and the costs of completing the Restoration shall be less than the greater of $250,000 or five percent (5%) of the Allocated Loan Amount with respect to such Individual Property, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  5.3.2 MAJOR CASUALTY OR CONDEMNATION. (a) If a Casualty or Condemnation has occurred to an Individual Property and the Net Proceeds are equal to or greater than the greater of $250,000 or five percent (5%) of the Allocated Loan Amount with respect to such Individual Property or the costs of completing the Restoration is equal to or greater than the greater of $250,000 or five percent (5%) of the Allocated Loan Amount with respect to such Individual Property, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

                  (i) no Event of Default shall have occurred and be continuing;

                  (ii) (A) in the event the Net Proceeds are insurance proceeds, less than forty percent (40%) of the total floor area of the Improvements at the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is the subject of the Condemnation;

                  (iii) Leases demising more than the Rentable Space Percentage shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation. The term "RENTABLE SPACE PERCENTAGE" shall mean (A) in the event the Net Proceeds are insurance proceeds, seventy percent (70%) and (B) in the event the Net Proceeds are an Award seventy percent (70%);

                  (iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (v) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note, will be paid, during the period required for Restoration, from (A) the Net Proceeds, or (B) by other funds of Borrower;

                  (vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) six months prior to the Anticipated Repayment Date, (B) the earliest date required for such completion under the terms of any Lease remaining in full force and effect pursuant to the calculation of the applicable Rentable Space Percentage in accordance with the provisions of subsection (iii) above, (C) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(iii);

                  (vii) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                  (viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

                  (ix) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements.

                  (b) The Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                  (c) All plans and specifications required in connection with the Restoration shall be subject to prior approval by Lender and by an independent architect selected by Borrower and approved by Lender (the "CASUALTY CONSULTANT"). The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts of the contractors, but not subcontractors or materialmen, under which they have been engaged, shall be subject to approval by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrower.

                  (d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty

Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until fifty percent (50%) of the Restoration has been completed, and five (5%) of the costs actually incurred for work in place thereafter as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 6.3.2 shall constitute additional security for the Debt.

                  (g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents.

                  (h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt without payment of any Yield Maintenance Premium whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.


                  VI.  RESERVE FUNDS

                  SECTION 6.1  REQUIRED REPAIRS; REQUIRED REPAIR FUNDS

                  6.1.1 REQUIRED REPAIRS; DEPOSITS. Borrower shall perform the repairs at the Properties as set forth on Schedule II hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete each of the Required Repairs on or before the 18 month anniversary of the date hereof, provided, however, so long as no Event of Default has occurred and is continuing, if Lender, in its sole discretion, determines, based on evidence delivered by Borrower satisfactory to Lender, including, without limitation, revisions to the engineering reports delivered at closing satisfactory to Lender, that any particular Required Repair is of a nature that it is not necessary in Lender's judgment to perform such Required Repair within such 18-month period, then Lender shall release to Borrower Required Repair Funds relating to such particular Required Repair. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such
Schedule II hereto to perform the Required Repairs for such Individual Property such amount so deposited shall hereinafter be referred to as the "REQUIRED REPAIR FUNDS").

                  6.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least fifteen(15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received a certificate from Borrower (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs,
(ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender,
(d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (e) Lender shall have received such other evidence as

Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Borrower, and (f) if the Required Repairs are in excess of $50,000, Lender may require that an engineer satisfactory to Lender in Lender's sole discretion inspect the work before releasing any Required Repairs Funds. Lender shall not be required to disburse Required Repair Funds more frequently than once each calendar month, or with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total Required Repair Funds is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall make reasonable good faith efforts to disburse Required Repair Funds within fifteen (15) days of receipt of request from Borrower provided all conditions to disbursement have been satisfied by Borrower. In the event Required Repair Funds are held by Agent in accordance with Section 6.7 hereof, and provided the conditions set forth in this Section 6.1.2 have been satisfied, Lender shall consent in writing to Agent's disbursement of Required Repair Funds in accordance with the certificate approved by Lender pursuant to this Section 6.1.2.

                  6.1.3 FAILURE TO PERFORM REQUIRED REPAIRS; APPLICATION OF REQUIRED REPAIR FUNDS. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at each Individual Property by the deadline for each repair as set forth on Schedule II. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply the Required Repair funds either to completion of the Required Repairs at one or more of the Properties or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  SECTION 6.2  TAX FUNDS

                  6.2.1 TAX FUNDS. Borrower shall deposit with Lender on the Monthly Payment Date an amount (the "MONTHLY TAX DEPOSIT") equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates (such amounts so deposited shall hereinafter be referred to as the "TAX FUNDS") provided, however, that Borrower shall not be required to make a Monthly Tax Deposit with respect to Taxes that are paid directly to the taxing authority by anchor tenants at an Individual Property or with respect to Taxes that are paid by such anchor tenants to Borrower on other than a monthly basis (in which event Borrower shall make deposits to the Tax Account of such Taxes paid by such anchor tenants to Borrower, as and when such anchor tenants are required to pay such Taxes to Borrower).

                  6.2.2 RELEASE OF TAX FUNDS. Lender shall have the right to apply the Tax Funds to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the

Tax Funds shall exceed the amounts due for Taxes, Lender shall return any excess to Borrower. Any Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes.

                  6.2.3 APPLICATION OF TAX FUNDS. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all the Tax Funds from the Tax Account and may apply the Tax Funds either to the payment of Taxes or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Tax Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  SECTION 6.3  INSURANCE PREMIUM FUNDS

                  6.3.1 INSURANCE PREMIUM FUNDS. Borrower shall deposit with Lender on each Monthly Payment Date an amount (the "MONTHLY INSURANCE PREMIUM DEPOSIT") equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (such amounts so deposited shall hereinafter be referred to as the "INSURANCE PREMIUM FUNDS").

                  6.3.2 RELEASE OF INSURANCE PREMIUM FUNDS . Lender shall have the right to apply the Insurance Premium Funds to payment of Insurance Premiums. To the extent anchor tenants at Individual Properties are self-insuring any risks to be covered under the Agreement or carry their own third-party insurance to cover such risks (and directly pay the costs thereof), and provided that Lender is satisfied that such insurance meets the requirements of this Agreement and that Lender is named as additional insured and loss payee on such self-insurance or third-party insurance, then Lender shall not require the application of the Insurance Premium Funds to pay any such anchor insurance policies. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Premium Funds shall exceed the amounts due for Insurance Premiums, Lender shall return any excess to Borrower. Any Insurance Premium Funds remaining after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Insurance Premium Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

                  6.3.3 APPLICATION OF INSURANCE PREMIUM FUNDS. Upon the occurrence of an Event of Default, Lender at its option may withdraw the Insurance Premium Funds from the Insurance Premium Account and may apply the Insurance Premium Funds to the payment of Insurance Premiums or to the payment of the Debt in such order, proportion and priority as

Lender shall determine in its sole discretion. Lender's right to withdraw and apply the Insurance Premium Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  SECTION 6.4  CAPITAL EXPENDITURES FUNDS .

                  6.4.1 CAPITAL EXPENDITURES FUNDS . Borrower shall deposit with Lender on each Monthly Payment Date an amount (the "MONTHLY CAPITAL EXPENDITURES DEPOSIT") equal to one-twelfth of $212,624.00, based on $.15 per square foot of gross leasable area of the Properties per year, such amounts so deposited shall hereinafter be referred to as the "CAPITAL EXPENDITURES FUNDS"). Notwithstanding the foregoing, the amounts in the Capital Expenditure Account shall not exceed $425,248.00, based upon $0.30 per square foot of gross leasable area of the Properties at any one time.

                  6.4.2 RELEASE OF CAPITAL EXPENDITURE FUNDS . (a) Lender shall disburse Capital Expenditure Funds only for the costs of those items which are Capital Expenditures, provided no more than 50% of the annual amount escrowed each year may be used for Capital Expenditures associated with leasing.

                  (b) Lender shall disburse to Borrower the Capital Expenditures Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least fifteen
(15) days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures in accordance with this Agreement, (B) stating that all Capital Expenditures at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures performed at such Individual Property to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender,
(iv) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, (v) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Borrower, and (vi) if the Capital Expenditure is in excess of $50,000, Lender may require that an Engineer satisfactory to Lender in Lender's sole discretion inspect the work before releasing any Capital Expenditure Funds. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month or with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount of Capital Expenditure

Funds is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Lender shall make reasonable good faith efforts to disburse Capital Expenditure Funds within fifteen (15) days of receipt of request from Borrower provided all conditions to disbursement have been satisfied by Borrower. In the event Capital Expenditures Funds are held by Agent in accordance with Section 6.7 hereof and provided the conditions set forth in this Section 6.4.2 have been satisfied, Lender shall consent in writing to Agent's disbursement of Capital Expenditures Funds in accordance with the certificate approved by Lender pursuant to this Section 6.4.2.

                  (c) Lender reserves the right, at its option, to approve all contracts or work orders with the general contractor in connection with the Capital Expenditures Work. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

                  (d) In the event Lender determines in its reasonable discretion that any Capital Expenditures Work is not being performed in a workmanlike or timely manner or that any Capital Expenditures Work has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Capital Expenditures Work and to proceed under existing contracts or to contract with third parties to complete such Capital Expenditures Work and to apply the Capital Expenditures Funds toward the labor and materials necessary to complete such Capital Expenditures Work.

                  (e) In order to facilitate Lender's completion of the Capital Expenditures Work pursuant to Section 6.4.3(d) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete the Capital Expenditures Work and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Capital Expenditures Work in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

                  (f) Nothing in this Section 6.4.3 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditures Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

                  (g) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this
Section 6.4.3(g).

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





                  (h) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

                  6.4.3 APPLICATION OF CAPITAL EXPENDITURE FUNDS . Upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Capital Expenditure Funds form the Capital Expenditures Account and apply the Capital Expenditure Funds to completion of the Capital Expenditures Work or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Capital Expenditure Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

                  SECTION 6.5  INTENTIONALLY DELETED.

                  6.6  SECURITY INTEREST IN FUNDS.

                  6.6.1 GRANT OF SECURITY INTEREST . Borrower shall be the owner of the Required Repair Funds, the Tax Funds, the Insurance Premium Funds and the Capital Expenditures Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Required Repair Funds, the Tax Funds, the Insurance Premium Funds and the Capital Expenditures Funds. The Required Repair Funds, the Tax Funds, the Insurance Premium Funds and the Capital Expenditure Funds shall be under the sole dominion and control of Lender.

                  6.6.2 INCOME TAXES . Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Required Reserve Funds, Tax Funds, Insurance Premium Funds and Capital Expenditure Funds.

                  6.6.3 PROHIBITION AGAINST FURTHER ENCUMBRANCE . Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Required Repair Funds, the Tax Funds, the Insurance Premium Funds and the Capital Expenditures Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  SECTION 6.7  CASH MANAGEMENT.

                  6.7.1 LOCKBOX ACCOUNT. On or before the Closing Date, Borrower shall open an account for each of the Individual Properties (the "LOCKBOX ACCOUNTS") with Agent. The Lockbox Accounts shall be in Lender's name, or at Lender's option, in the Servicer's name. The Lockbox Accounts shall be under the sole dominion and control of Lender. The Lockbox Accounts will be opened and maintained as an Eligible Account.

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





                  6.7.2 DEPOSITS INTO LOCKBOX ACCOUNT. Borrower shall cause all Tenants at all Properties to pay Rent directly into the Lockbox Account for their respective Individual Property on or before the date such Rent is due under the terms of the applicable Lease. On the Closing Date, Borrower shall send a notice, substantially in the form of Schedule VI hereto, to all Tenants at all Properties directing them to pay all Rent into the respective Lockbox Account. All sums deposited into the Lockbox Accounts shall be swept daily into an account (the "Cash Management Account") established by Borrower with Agent on or before the Closing Date (the Cash Management Account to be held and administered in accordance with the Cash Management Agreement). The Cash Management Account shall be in Lender's name, or at Lender's option, in the Servicer's name. The Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account will be opened and maintained as an Eligible Account. Neither the Lockbox Accounts, the Cash Management Account nor the Cash Management Agreement shall alter or diminish in any way Borrower's obligation to make timely payment and deposits of all sums required to be paid or deposited under any Loan Document.

                  SECTION 6.8  SERVICER.

                  At the option of Lender, the Loan may be serviced by a servicer (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Lender shall be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement and for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.


                  VII.  DEFAULTS

                  SECTION 7.1  EVENT OF DEFAULT.

                  (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i)      if any portion of the Debt is not paid when due;

                  (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

                  (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

                  (iv) if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent;

                  (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as

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
of the date the representation or warranty was made, and, provided such default is not related to the bankruptcy or insolvency of Borrower or any constituent member of Borrower, such default is not cured within 5 days after notice;

                  (vi) if Borrower shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within thirty (30) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix)   if Borrower breaches any covenant contained in
Section 3.1.30 hereof;

                  (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xi) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

                  (xiii) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 7.2  REMEDIES.

                  (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

                  SECTION 7.3  REMEDIES CUMULATIVE.

                  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

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
                   VIII. SALE AND SECURITIZATION OF MORTGAGES

                  SECTION 8.1 SALE OF MORTGAGES AND SECURITIZATION.

            (a) Lender shall have the right, at Lender's option, (i) to sell or otherwise transfer the Loan and the Loan Documents as a whole loan, (ii) to sell a participation interest in the Loan and the Loan Documents or (iii) to securitize the Loan in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "SECONDARY MARKET TRANSACTIONS" and the transaction referred to in clause (iii) shall hereinafter be referred to as a "SECURITIZATION". Any certificates or other securities issued in connection with a Securitization are hereinafter referred to as "SECURITIES").

            (b) At the request of Lender, Borrower shall use reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

                  (i)(A) provide such financial and other information with
 respect to the Properties, the Borrower and the Manager, (B) provide budgets relating to the Properties and (C) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by Lender or the Rating Agencies or as may be necessary or appropriate in connection with any Secondary Market Transactions (the "PROVIDED INFORMATION"), together, if customary, with appropriate verification of the Provided Information through letters of auditors or opinions of counsel acceptable to the Lender and the Rating Agencies;

                  (ii) opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in Secondary Market Transactions with respect to the Properties and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies;

                  (iii) make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in Secondary Market Transactions and as may be reasonably requested by the Lender or the Rating Agencies and consistent with the representations and warranties made in the Loan Documents; and

                  (iv) execute such amendments to the Loan Documents and Borrower's organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds as may be requested by Lender or the Rating Agencies or otherwise to effect the Secondary Market Transaction; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (ii) modify or amend any other material economic term of the Loan.

                  (c) All third party costs and expenses incurred by Lender in connection with the Securitization or other sale or transfer of the Loan for which Borrower would not otherwise be responsible under the Loan Documents absent the Securitization and all additional reasonable third party costs and expenses incurred by Borrower in connection with the Securitization or other sale or transfer of the Loan for which Borrower would not otherwise be responsible under the Loan Documents absent the Securitization shall be paid by Lender.

                  SECTION 8.2  SECURITIZATION INDEMNIFICATION.

                  (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with Lender in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

                  (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and that such sections (and any other sections reasonably requested) as such sections relate to the Properties, the Loan Documents, Borrower, Manager and/or this Loan, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 8.2, Lender hereunder shall include its officers and directors), the affiliate of Morgan Stanley, Dean Witter Discover & Co. ("MORGAN STANLEY"), that has filed the registration statement relating to the Securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "MORGAN STANLEY GROUP"), and Morgan Stanley, each of its directors and each person who controls Morgan Stanley within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (as such sections relate to the Properties, the Loan Documents, Borrower, Manager and/or this Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (as such sections relate to the Properties, the Loan Documents, Borrower, Manager and/or this Loan) or necessary in order to make the statements in such sections (as such sections relate to the Properties, the Loan Documents, Borrower, Manager and/or this Loan) or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Morgan Stanley in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

                  (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities.

                  (d) Promptly after receipt by an indemnified party under this
Section 8.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and its notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 8.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8.2(b) or
(c) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 8.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  (f) The liabilities and obligations of both Borrower and Lender under this Section 8.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  SECTION 8.3  RATING SURVEILLANCE.

                  The Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender.

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





                  IX.  MISCELLANEOUS

                  SECTION 9.1  SURVIVAL.

                  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 9.2  LENDER'S DISCRETION.

                  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

                  SECTION 9.3  GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT AUDREY GREENFELD, ESQ., C/O MIRO, WEINER AND KRAMER, 32ND FLOOR, 712 FIFTH AVENUE, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE

MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  SECTION 9.4  MODIFICATION, WAIVER IN WRITING.

                  All notices, demands, waivers, consents or other communications required or permitted hereunder shall be in writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                  SECTION 9.5  DELAY NOT A WAIVER.

                  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 9.6  NOTICES.

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to Lender:             Morgan Stanley Mortgage Capital Inc.
                                            1585 Broadway
                                            New York, New York  10036
                                            Attention: Shirish Godbole
                                            Facsimile No. (212) 761-0508

                  with a copy to:           Cadwalader, Wickersham & Taft
                                            100 Maiden Lane
                                            New York, New York  10038
                                            Attention: W. Christopher White,
                                            Esq. Facsimile No. (212) 504-6666

                  If to Borrower:           Ramco Properties Associates Limited
                                            Partnership 27600 Northwestern
                                            Highway, Suite 200 Southfield,
                                            Michigan 48304
                                            Attention: Dennis Gershenson
                                            Facsimile No. (248) 350-9925

                 with a copy to:            Honigman Miller Schwartz and Cohn
                                            2290 First National Building
                                            Detroit, Michigan 48226
                                            Attention:  Alan M. Hurvitz, Esq.
                                            Facsimile No. (313) 962-0176

                  A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                  SECTION 9.7  TRIAL BY JURY.

                   BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                  SECTION 9.8  HEADINGS.

                  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 9.9  SEVERABILITY.

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 9.10  PREFERENCES.

                  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 9.11  WAIVER OF NOTICE.

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  SECTION 9.12  REMEDIES OF BORROWER.

                  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 9.13  EXPENSES; INDEMNITY.

                  (a) Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to Section 10.1 hereof; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender.

                  SECTION 9.14  SCHEDULES INCORPORATED.

                  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 9.15  OFFSETS, COUNTERCLAIMS AND DEFENSES.

                  Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 9.16  NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                                   BENEFICIARIES.

                  (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 9.17  PUBLICITY.

                  All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Morgan Stanley Mortgage Capital, Inc., or any of their Affiliates shall be subject to the prior written approval of Lender.

                  SECTION 9.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF
                                 MARSHALLING OF ASSETS.

                  (a) The Borrower acknowledges that Lender has made the Loan to the Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. The Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

                  (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure the Borrower does hereby expressly consents to and authorizes, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Properties.

                  SECTION 9.19  WAIVER OF COUNTERCLAIM.

                  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 9.20  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

                  In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its affiliates.

                  SECTION 9.21  BROKERS AND FINANCIAL ADVISORS.

                  Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

              SECTION 9.22  MANAGEMENT OF THE PROPERTY; TERMINATION OF MANAGER.

              (a) The Properties are operated under the terms and conditions of the Management Agreements. Lender hereby acknowledges that Manager is a Qualifying Manager and the terms of the Management Agreements are acceptable to Lender. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreements and (ii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreements on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreements on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreements or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any reasonable action as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreements on the part of Borrower to be performed or observed to be promptly performed or observed in all material respects on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreements shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the Manager under any Management Agreement shall deliver to Lender a copy of any notice sent to Borrower of default under such Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall from time to time, obtain from the Manager under the Management Agreements such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreements as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of any Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

              (b) Borrower shall not surrender the Management Agreements, consent to the assignment by the Manager of its interest under the Management Agreements, or terminate or cancel the Management Agreements, modify, change, supplement, alter or amend the Management Agreements, in any respect, either orally or in writing or change, replace or terminate the Manager or enter into new management agreements with the existing or any proposed Qualifying Managers without Lender's consent. Borrower shall notify Lender and the

Rating Agencies in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualifying Manager of any Property no less than thirty (30) days before such Qualifying Manager begins to manage such Property and shall obtain prior to any appointment of a Qualifying Manager Lender's approval of such Qualifying Manager and a written confirmation from the Rating Agencies that retention of such other Person as a Qualifying Manager shall not result in a downgrade, withdrawal or qualification of the then current ratings of any securities backed in part by the Mortgage. Upon the retention of a Qualifying Manager, Lender shall have the right to approve any new management agreement with such Qualifying Manager.

                  (c) Lender shall have the right to require Borrower to replace any existing Qualifying Manager with a firm chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) six months after the Anticipated Repayment Date if Lender determines, in its sole discretion, that the Properties are not being managed in a manner similar to comparable properties managed by other professional property managers engaged in a similar business, (ii) at any time following the occurrence of an Event of Default, (iii) if at any time the Debt Service Coverage Ratio falls below 1.20 to 1.0 (the "MANAGER TERMINATION RATIO"), as determined by Lender in its sole discretion on a quarterly basis and/or (iv) at any time that the Qualifying Manager has engaged in (x) gross negligence, (y) fraud or (z) willful misconduct arising out of or in connection with its management agreement with Borrower, unless any such gross negligence or willful misconduct (but not fraud) is remedied by the Qualifying Manager within ten (10) days following receipt of notice from Lender. Notwithstanding the provisions of clause (c)(iii) above, Borrower shall nevertheless have the right to retain such existing Qualifying Manager if, prior to the replacement of such existing Qualifying Manager by Lender, Borrower shall provide additional collateral in the form of Cash and Cash Equivalents and/or Letters of Credit for a portion of the Loan, satisfactory to Lender, such that the Manager Termination Ratio can be maintained on the Loan Amount net of such additional collateral. Lender, in its discretion, may require Borrower to increase the additional collateral to the extent such Debt Service Coverage Ratio continues to decline in subsequent quarters. Such additional collateral will only be released to Borrower when the Debt Service Coverage Ratio equals or exceeds the Manager Termination Ratio for three consecutive months and provided no Event of Default has occurred. All additional collateral provided under this section shall be additional security for the repayment of the Indebtedness and may be withdrawn by Lender upon the occurrence of an Event of Default and applied by Lender in such order and priority as Lender may determine. All calculations of Debt Service Coverage Ratio shall be made by Lender in its reasonable discretion. Borrower shall provide Lender with all necessary information required to make such determination.

                  SECTION 9.23  EXCULPATION.

                  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

                  (ii)   the willful misconduct of Borrower;

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) the removal or disposal of any portion of the Properties after an Event of Default;

                  (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Properties, or (C) any Rents following an Event of Default;

                  (vi) failure by Borrower to pay charges for labor or materials or other charges contracted for by Borrower or on behalf of Borrower that can create liens on any portion of the Properties; and

                  (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

                  Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrower fails to permit on-site inspections of the Properties, fails to provide financial information, fails to maintain its status as a single purpose entity or fails to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Loan Agreement and the Mortgages; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Properties; or
(iv) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Properties or any interest therein as required by the Mortgage.

                  SECTION 9.24  PRIOR AGREEMENTS.

                  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated October 13, 1997 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                       RAMCO PROPERTIES ASSOCIATES LIMITED
                           PARTNERSHIP,
                           a Michigan limited partnership

                       By: Ramco Properties GP, L.L.C.,
                           a Michigan limited liability company

                           By: Ramco SPC, Inc.,
                               a Michigan corporation, managing member


                               By: /s/ Dennis Gershenson
                                   -------------------------------
                                   Dennis Gershenson, President


                           SECORE FINANCIAL CORPORATION


                           By: /s/ Authorized Officer
                               -----------------------------------
                               Name:
                               -----------------------------------
                               Title:
                               -----------------------------------

                                                                 SCHEDULE I

                             ALLOCATED LOAN AMOUNTS


                                                                      Allocated
      Property Name                      State                       Loan Amount
      -------------                      -----                       -----------
     Fraser Shopping Center           Fraser, Michigan               $ 2,654,000
     Stonegate Plaza                  Kingsport, Tennessee           $ 3,622,000
     Troy Towne Center                Troy, Ohio                     $ 7,350,000
     Northwest Crossing               Knoxville, Tennessee           $ 8,552,000
     Ridgeview Crossing               Elken, North Carolina          $ 6,146,000
     Taylors Square                   Greenville, South Carolina     $ 8,517,000
     West Allis Towne Center          West Allis, Wisconsin          $13,159,000
                                                                     -----------
     TOTAL                                                           $50,000,000
                                                                     ===========

                                                                    SCHEDULE II
                                                                    -----------

                                           REQUIRED REPAIRS


                                                      DESCRIPTION                        COST               DEPOSIT AMOUNT

------------------------------------------------------------------------------------------------------------------------
                                         RIDGEVIEW CROSSING SHOPPING CENTER
                                                  ELKIN, NORTH CAROLINA
------------------------------------------------------------------------------------------------------------------------
                                         Repair section of asphalt                    $   20,000              $   25,000
                                         pavement
                                         Remove broken concrete curbing,              $    7,000              $    8,750
                                         repair and seal new curbing
                                         Remove roof and replace                      $   12,000              $   16,000
                                         covering, repair walls, flashings
                                         and eliminate leaks
                                         Repair leaks and seal joints at              $    5,000              $    6,250
                                         parapet wall areas to eliminate
                                         moisture penetration
                                         Repair roof parapet walls at                 $    3,000              $    3,750
                                         smaller units to eliminate moisture
                                         penetration
                                         Re-stripe and convert two spaces             $    3,000              $    3,750
                                                                                      ----------              ----------
                                         to van accessible handicap spaces
                                         for a total of three spaces with
                                         signs
                                         TOTAL                                        $   50,000              $   62,500
                                                                                      ==========              ==========


------------------------------------------------------------------------------------------------------------------------
                                         STONE PLAZA SHOPPING CENTER
                                                  KINGSPORT, TN
------------------------------------------------------------------------------------------------------------------------
                                         Repair walls, flashing and seal              $   30,000              $   37,500
                                         roof and equipment opening of the
                                         larger (Wal-Mart) anchor unit
                                         Modify 2 spaces into van-                    $    3,000              $    3,750
                                                                                      ----------              ----------
                                         accessible handicap spaces
                                         TOTAL                                        $   33,000              $   41,250
                                                                                      ==========              ==========

------------------------------------------------------------------------------------------------------------------------
                                        TAYLORS SQUARE SHOPPING CENTER
                                                  TAYLORS, SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------------------
                                         Fill base areas, regrade and                 $    5,000              $    6,250
                                         reseed where needed along slope
                                         Repair rear masonry wall from                $   13,500              $   16,875
                                         moisture at select locations and
                                         repaint
                                         Reseal BUR roof and perform                  $   44,000              $   55,000
                                         repairs on EPDM roof where
                                         required
                                         Restrip van accessible spaces in             $    3,500              $    4,375
                                                                                      ----------              ----------
                                         the parking lot and place handicap
                                         parking signs and posts
                                         TOTAL                                        $   66,000              $   82,500
                                                                                      ==========              ==========




------------------------------------------------------------------------------------------------------------------------
                                         NORTHWEST CROSSING SHOPPING CENTER
                                                  KNOXVILLE, TN
------------------------------------------------------------------------------------------------------------------------
                                         Reseal the asphalt pavement in               $    7,500               $   7,375
                                         selected areas where repairs were
                                         made.  Estimated 30% of
                                         pavement and seal longitudinal
                                         joints.
                                         Repair roof bridging at Good's.              $   25,400               $  31,750
                                         Repair damages at canopy soffit at           $   80,000               $ 100,000
                                                                                      ----------               ---------
                                         select locations.
                                         TOTAL                                        $  112,900              $  141,125
                                                                                      ==========              ==========

------------------------------------------------------------------------------------------------------------------------
                                         FRASER SHIPPING CENTER
                                                  FRASER, MI
------------------------------------------------------------------------------------------------------------------------
                                         Repair concrete surfaces, replace            $    4,000               $   5,000
                                         sealangs
                                         Asphalt pavement rehabilitation              $   70,000               $  87,500
                                         Repair coal tar built-up roof                $    8,000               $  10,000
                                         membrane, flashings & sheet
                                         metal
                                         Replace modified bitumen roofing             $    9,000               $  11,250
                                         on canopies
                                         Replace shingle roof on Unit #1              $    4,000               $   5,000
                                         Replace metal coping on Unit #1              $   10,000               $  12,500
                                                                                      ----------               ---------
                                         TOTAL                                        $  105 000               $ 131,250
                                                                                      ==========              ==========

------------------------------------------------------------------------------------------------------------------------
                                         Troy Town Center
                                                  Troy, OH
------------------------------------------------------------------------------------------------------------------------
                                         Routine maintenance of Asphalt               $    5,000               $   6,250
                                                                                      ----------               ---------
                                         surfaces
                                         TOTAL                                        $    5,000               $   6,250
                                                                                      ==========               =========


------------------------------------------------------------------------------------------------------------------------
                                         West Allis Town Center
                                                  West Allis, WI
------------------------------------------------------------------------------------------------------------------------
                                         Brick masonry tuck pointing                  $    4,000               $   5,000
                                         Concrete base repair program                 $    5,000               $   6,250
                                         Clean and repaint ornamental                 $    8,000               $  10,000
                                         steel, covered walkway
                                         Sealant repairs, Kohl's entrance             $    3,000               $   3,750
                                                                                      ----------               ---------
                                         TOTAL                                        $   20,000               $  25,000
                                                                                      ==========               =========
                                                                                      $  396,900               $ 496,125

                                                              SCHEDULE III


                                    RENT ROLL




                                      III-1

                                                                SCHEDULE IV


                            POST-CLOSING SNDA TENANTS

                                                                      SCHEDULE V


                            LETTER OF INSTRUCTION




                           ____________ ___, 199__

[TENANTS UNDER LEASES]

         Re:      Lease dated ________ between _______________,
                  as Landlord, and _______________, as Tenant, concerning premises known as ________________

Gentlemen:

                  This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, "RENT") in favor of Morgan Stanley Mortgage Capital Inc., as lender ("LENDER"), to secure certain of the undersigned's obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver by wire transfer of immediately available funds all Rent as follows:

                                    Account No. ______________
                                    [BANK WITH OPERATING ACCOUNT]
                                    [BANK'S ADDRESS]
                                    Attention: _________________
                                    ABA# ____________________,
                                    or at such other address and/or account as shall be designated by Lender by written notice to you.

                  The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Morgan Stanley Mortgage Capital Inc., under certain [DEEDS OF TRUST, MORTGAGES AND DEEDS TO SECURE DEBT WITH ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING,] dated as of the date hereof, from the undersigned in favor of Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

                                                     Sincerely,

                                                     [BORROWER]


ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and the requirement to pay the Rent directly to Lender.

[TENANT]

By:
     Name:
     Its:

Dated as of: __________ ___, 199__

                                                                 SCHEDULE VI


                                CPA CERTIFICATION

                   INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING
                   -------------------------------------------
                             AGREED-UPON PROCEDURES
                             ----------------------

[Lender]


We have performed the procedures enumerated below, which were agreed to by Morgan Stanley Mortgage Capital Inc. (the "Lender"), solely to assist the Lender in evaluating the Defeasance of the notes described on Exhibit A annexed hereto (the "Notes"). This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below, either for the purpose for which this report has been requested or for any other purpose.


The procedures we performed are as follows:


We have read the definition of Defeasance Eligible Investments in the Loan Agreement between ________________________ and Secore Financial Corporation as assigned to Lender, dated _____________, 1997 (the "Loan Agreement"), which indicates that [type of collateral] constitutes Defeasance Eligible Investments, as defined in the Loan Agreement.


We recalculated the interest due on the Notes, and found it to be in
agreement       with the defeasance calculation ("Schedule") submitted to us by
____________ (Schedule attached).


We recalculated the total payment due on [date] in connection with all of the Notes, by adding the amounts on the Schedule, and found it to be mathematically correct.


We have examined trade confirmations dated _____________ indicating the purchase by ___________________ totaling ____________________ face value of
[type of collateral] which mature on [date], and such is sufficient to cover the total payment due on [date].


We were not engaged to, and did not, perform an examination, the objective of which is the expression of an opinion on the aforementioned records. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Lender, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.


                                  [Name of CPA]


[Date]

                                                               SCHEDULE VII


                               EXAMPLE OF AUDIT

                                                                   SCHEDULE VIII


================================================================================




                          ----------------------------
                                    (Lender)


                                     - and -




                          ----------------------------
                                             (Tenant)

--------------------------------------------------------------------------------

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

--------------------------------------------------------------------------------




                           Dated:

                           Location:

                           Section:
                           Block:
                           Lot:
                           County:

                           PREPARED BY AND UPON
                           RECORDATION RETURN TO:

                           Messrs. Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038
                           Attention:

                           File No.:

                           Title No.:

================================================================================

           SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                  THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the ____ day of _______________, 199__ by and between MORGAN STANLEY MORTGAGE CAPITAL INC., having an address at 1585 Broadway, New York, New York 10036 ("Lender") and ___________________________________________________, having an address at
_________________________________________________________________ ("Tenant").


                  RECITALS:

                  A. Lender has made a loan in the approximate amount of $_______ to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain loan agreement dated ________________, 19__, between Lender and Landlord (the "Loan Agreement"). The Loan is evidenced by a certain Promissory Note dated ________________, 19__, given by Landlord to Lender (the "Note") and secured by a certain mortgage and security agreement (the "Mortgage"), dated ______________, 19__, given by Landlord to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the "Property");

                  B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated _________________, 19__ between _________________, as landlord ("Landlord") and Tenant, as tenant (the "Lease"); and

                  C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.


                  AGREEMENT:

                  For good and valuable consideration, Tenant and Lender agree as follows:

                  Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

                  Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant's possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan Agreement shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed.

                  Attornment. Lender and Tenant agree that if Lender shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, and the conditions set forth in Section 2 above have been met at the time Lender becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Lender and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Lender and Lender agrees to accept such attornment, provided, however, that the provisions of the Mortgage and the Loan Agreement shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and Lender shall not be
(a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord's failure to perform any of its obligations under the Lease which have accrued prior to the date on which Lender shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless Lender shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Lender shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by Lender, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by Lender or (ii) such prepayment shall have been expressly approved of by Lender, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time Lender succeeded to Landlord's interest, (i) bound by any agreement amending, modifying or terminating the Lease made without Lender's prior written consent prior to the time Lender succeeded to Landlord's interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Lender succeeded to Landlord's interest other than if pursuant to the provisions of the Lease.

                  Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

                  Lender's Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or
(d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender's prior consent, shall not be binding upon Lender.

                  Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

                  Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:                       __________________________
                                    __________________________
                                    __________________________
                                    Attention: _________________
                                    Facsimile No. _____________

If to Lender:                       Morgan Stanley Mortgage Capital Inc.
                                    1585 Broadway
                                    New York, New York  10036
                                    Attention: ___________________
                                    Facsimile No. (212) ___________

With a copy to:                     Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038
                                    Attention:  W. Christopher White
                                    Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section , the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

                  Definitions. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

                  No Oral Modifications. This Agreement may not be modified in any manner orterminated except by an instrument in writing executed by the parties hereto.

                  Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

                  Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more Investors (as defined in the Mortgage) in the secondary mortgage market. In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

                  Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

                  Limitations on Lender's Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the "Subsequent Landlord") have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

                  IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

                                       LENDER:

                                       MORGAN STANLEY MORTGAGE
                                       CAPITAL INC.
                                       a Delaware Corporation


                                       By:____________________________
                                          Name:
                                          Title:

                                       TENANT:

                                       ________________________________
                                       a _________________


                                       By:_____________________________
                                          Name:
                                          Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

______________________, a
______________________

By:___________________
       Name:
       Title:

                               ACKNOWLEDGMENTS

STATE OF NEW YORK                        )
                                         )  ss.
COUNTY OF NEW YORK                       )

                  On the ___ day of November, 1997, before me, the undersigned, appeared ____________________________, ______________ of
______________________________, the company described herein, and acknowledged to me that [she/he] executed the same in [her/his] authorized capacity, on behalf of ________________________________.

                                          Witness my hand and official seal


                                              ________________________________
                                                       Notary Public

STATE OF NEW YORK                        )
                                         )  ss.
COUNTY OF NEW YORK                       )

                  On the ___ day of November, 1997, before me, the undersigned, appeared ____________________________, ______________ of
______________________________, the company described herein, and acknowledged to me that [she/he] executed the same in [her/his] authorized capacity, on behalf of ________________________________.

                                             Witness my hand and official seal


                                              _________________________________
                                                     Notary Public

STATE OF NEW YORK                        )
                                         )  ss.
COUNTY OF NEW YORK                       )

                  On the ___ day of November, 1997, before me, the undersigned, appeared ____________________________, ______________ of
______________________________, the company described herein, and acknowledged to me that [she/he] executed the same in [her/his] authorized capacity, on behalf of ________________________________.

                                            Witness my hand and official seal


                                             __________________________________
                                                      Notary Public

                                    EXHIBIT A

                            (DESCRIPTION OF PROPERTY)

                                                                   SCHEDULE IX



                              TRADE PAYABLES LIMIT


PROPERTY                                                AMOUNT
Fraser Shopping Center                                $ 63,000
Northwest Crossing                                    $ 36,000
Ridgeview Crossing                                    $ 28,000
Stonegate Plaza                                       $ 25,000
Taylors Square                                        $ 10,000
Troy Towne Center                                     $ 31,000
West Allis Towne Center                               $128,000
                                                      --------
TOTAL                                                 $351,000
                                                      ========


                                                           SCHEDULE X


                         WEST ALLIS ENVIRONMENTAL MATTER














                                      IX-1